NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (as it may be amended from time to time, the “Agreement”) dated as of February 24, 2012 (the “Effective Date”) is entered into by and among Kohlberg Capital Corporation, in its capacity as Junior Noteholder (as defined herein), Kohlberg Capital Corporation, in its capacity as portfolio manager under this agreement (the “Portfolio Manager”), Credit Suisse AG, Cayman Islands Branch (“CS”), in its capacities as Senior Commitment Party and Senior Noteholder (each, as defined herein), Credit Suisse Securities (USA) LLC (the “Arranger”), KCAP Funding (the “Issuer”) and The Bank of New York Mellon Trust Company, National Association (the “Bank”), in its capacities as Collateral Administrator and Collateral Agent (each, as defined herein).

WHEREAS, it is intended that the Senior Commitment Party and the Junior Noteholder will provide financing to the Issuer to purchase Collateral Debt Obligations (as defined below);

WHEREAS, it is intended that the Issuer will refinance its obligations under the Senior Notes and Junior Notes (each, as defined below) with proceeds of a Refinancing Transaction (as defined below); and

WHEREAS, it is intended that the Issuer pledge the Collateral (as defined below) to the Collateral Agent for the benefit of the Senior Noteholder and the Junior Noteholder in accordance with the priorities set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

Section 1.1.          Definitions.

The following terms have the respective meanings set forth below:

“Account”: Each account established by the Collateral Administrator under the Collateral Administration Agreement, including the Interest Account, the Principal Account and the CLO Asset Management Fees Account.

“Additional Junior Notes”: The meaning specified in Section 2.1(c).

“Advisers Act”: The Investment Advisers Act of 1940, as amended.

“Agreement”: The meaning specified in the recitals.

“Applicable Interest Period”: With respect to the Senior Notes and each loan or portion thereof represented thereby, the period beginning on and including the date such loan was funded and ending on but excluding the date on which such loan (or portion thereof) has been paid in full.

“Arranger”: The meaning specified in the recitals.

“Authenticating Agent”: The meaning specified in Section 2.1(d).

“Available Funds”: The aggregate amount of funds (a) in the Interest Account; (b) in the Principal Account (other than amounts designated by the Portfolio Manager for reinvestment pursuant to Section 3.1(e); (c) if applicable, Refinancing Proceeds; (d) contributed by the Junior Noteholder or constituting the purchase price of Additional Junior Notes; and (e) after the occurrence of a Failure to Pay, funds in the CLO Asset Management Fees Account.

“Bank”: The meaning specified in the recitals.

“Business Day”: A day on which commercial banks and foreign exchange markets settle payments in (a) New York, (b) the city in which the principal office of the Collateral Administrator is located (initially Houston, Texas), (c) solely in respect of the issuance of Additional Junior Notes, the Cayman Islands, and (d) following a Failure to Pay, the city in which the principal office of the Collateral Agent is located.

“Caa Obligation”: Any Collateral Debt Obligation other than a Defaulted Collateral Debt Obligation with a Moody’s Default Probability Rating lower than “B3.”

“CCC Obligation”: Any Collateral Debt Obligation other than a Defaulted Collateral Debt Obligation with an S&P Rating lower than “B-.”

“Certificate”: Each physical certificate representing a Note.

“Clearing Corporation”: The meaning specified in Article 8 of the UCC.

“Clearing Corporation Security”: A security that is registered in the name of, or endorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or endorsed in blank by an appropriate person.

“CLO Asset Management Fees”: The senior management fees and subordinated management fees paid by Trimaran CLO IV Ltd., Trimaran CLO V Ltd., Trimaran CLO VI Ltd. and Trimaran CLO VII Ltd. to the Portfolio Manager.

“CLO Asset Management Fees Account”: The meaning specified in the Collateral Administration Agreement.

“Code”: The U.S. Internal Revenue Code of 1986, as amended.

“Collateral”: The meaning specified in Section 8.1(b).

“Collateral Agent”: The meaning specified in Section 8.1(e).

“Collateral Administrator”: The Collateral Administrator under the Collateral Administration Agreement.

“Collateral Administration Agreement”: The collateral administration agreement among the Collateral Administrator, the Senior Commitment Party, the Issuer and the Portfolio Manager.

“Collateral Debt Obligation”: A U.S. senior secured leveraged loan, second lien loan or mezzanine loan that in each case satisfies the Eligibility Criteria and is purchased or committed to be purchased by the Issuer during the Loan Facility Period.

“Collateral Report”: Each report containing the information set forth under Content of Collateral Reports on Exhibit A (as the same may be modified and amended by mutual agreement of the Senior Commitment Party, the Portfolio Manager and the Collateral Administrator from time to time) that is delivered pursuant to Section 6.1(a).

2

“Concentration Limits”: Limits that are satisfied if the aggregate amount of Collateral Debt Obligations described under the related “Collateral Type” does not exceed the maximum limitations listed in the table below:

Collateral Type	Maximum (amount or % of the aggregate amount of Collateral Debt Obligations)

(a) obligations of any one obligor (together with affiliated obligors	$2,000,000

(b) obligations issued by obligors in any one industry determined by the S&P’s CDO Monitor Asset Classifications; provided that the limit in this clause (b) will not apply to the Issuer’s commitment to purchase Collateral Debt Obligations that are part of the Initial Portfolio	20.0%

“Conditions of Accumulation”: The meaning specified in Section 2.4.

“Controlling Party”: The Senior Commitment Party until the Senior Note is paid in full, and thereafter, the Junior Noteholder.

“Credit Suisse Party”: The Arranger, the Senior Commitment Party and their respective affiliates.

“Custody Account”: The meaning specified in the Collateral Administration Agreement.

“Defaulted Collateral Debt Obligation”: Any Collateral Debt Obligation with respect to which:

(i)          there has occurred and is continuing a payment default by the obligor (without giving effect to any applicable grace period or waiver set forth in the relevant Underlying Instruments); provided, however, that in the case of a default that the Portfolio Manager certifies to the Collateral Administrator that it is solely for administrative reasons that are not credit-related, such default will not constitute a default under this clause (i) unless it has continued for the lesser of five Business Days and the applicable grace period in the related underlying instrument;

(ii)         there has occurred a default (other than a payment default) that has resulted in an acceleration of the maturity of all or a portion of the principal amount of such obligation, but only until such default has been cured or waived;

(iii)        any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the obligor of such Collateral Debt Obligation and in the case of an involuntary petition, such petition has not been dismissed or stayed within 60 days of filing; provided, however, that a Collateral Debt Obligation shall not be treated as a Defaulted Collateral Debt Obligation under this clause (iii) if it is a “Debtor-In-Possession” loan; provided, further, that in the case of such a proceeding with respect to a synthetic security counterparty or a selling institution (or their respective guarantors), the related synthetic security or participation, respectively, shall constitute a Defaulted Collateral Debt Obligation under this clause (iii);

3

(iv)        the Portfolio Manager knows the obligor thereof is (or is reasonably expected by the Portfolio Manager to be, as of the next scheduled payment distribution date) in default as to payment of principal and/or interest on another obligation that is senior or pari passu in right of payment to such Collateral Debt Obligation (without giving effect to any applicable grace period or waiver) and such default has not been cured or waived and the holders thereof have accelerated the maturity of all or a portion of the principal amount of such obligation; or

(v)         the obligor of such Collateral Debt Obligation has (A) a Moody’s probability of default rating of “Ca” or lower, “D” or “LD” if in the Moody’s press release assigning the “LD” specifies such Collateral Debt Obligation as the cause or (B) an issuer credit rating from S&P of “CC” or lower, “D” or “SD”; provided, however, that a Collateral Debt Obligation will not be treated as a Defaulted Obligation under this clause (v) if it is a “Debtor-In-Possession” loan.

Notwithstanding the foregoing, the Portfolio Manager may declare any Collateral Debt Obligation to be a Defaulted Collateral Debt Obligation.

“Deliver”: For purposes of this definition, all capitalized terms not otherwise defined herein have the meaning specified under the UCC. The taking of the following steps:

(a)          in the case of each Certificated Security or Instrument (other than a Clearing Corporation Security or an Instrument evidencing debt underlying a participation), (A) causing the delivery of such Certificated Security or Instrument to the Intermediary registered in the name of the Intermediary or its affiliated nominee or endorsed to the Intermediary or in blank, (B) causing the Intermediary to continuously identify on its books and records that such Certificated Security or Instrument is credited to the relevant Account and (C) causing the Intermediary to maintain continuous possession of such Certificated Security or Instrument;

(b)          in the case of each Uncertificated Security (other than a Clearing Corporation Security), (A) causing such Uncertificated Security to be continuously registered on the books of the obligor thereof to the Intermediary and (B) causing the Intermediary to continuously identify on its books and records that such Uncertificated Security is credited to the relevant Account;

(c)          in the case of each Clearing Corporation Security, causing (A) the relevant Clearing Corporation to continuously credit such Clearing Corporation Security to the securities account of the Intermediary at such Clearing Corporation and (B) the Intermediary to continuously identify on its books and records that such Clearing Corporation Security is credited to the relevant Account;

(d)          in the case of any Financial Asset that is maintained in book-entry form on the records of an FRB, causing (A) the continuous crediting of such Financial Asset to a securities account of the Intermediary at any FRB and (B) the Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(e)          in the case of CLO Asset Management Fees, causing the deposit of such CLO Asset Management Fees with the Intermediary and, until any such CLO Asset Management Fees are applied in accordance with the terms and conditions of this Agreement, causing the Intermediary to continuously identify on its books and records that such CLO Asset Management Fees are credited to the CLO Asset Management Fees Account;

(f)          in the case of cash, causing the deposit of such cash with the Intermediary and causing the Intermediary to continuously identify on its books and records that such cash is credited to the relevant Account;

4

(g)          in the case of each Financial Asset not covered by the foregoing clauses (a) through (e), causing the transfer of such Financial Asset to the Intermediary in accordance with applicable law and regulation and causing the Intermediary to continuously credit such Financial Asset to the relevant Account; and

(h)          in all cases, the filing of an appropriate financing statement in the appropriate filing office in accordance with the Uniform Commercial Code as in effect in any relevant jurisdiction.

“Draw Date”: The date specified in the Notice of Borrowing as the date on which the Senior Note Required Draw Down Amount is to be funded.

“Effective Date”: The meaning specified in the recitals.

“Effective Date Expenses”: Legal and collateral administration fees to be paid on the Effective Date by the Junior Noteholder in an amount not to exceed $100,000.

“Effective Date Fee”: $300,000 to be paid on the Effective Date by the Junior Noteholder to the Arranger.

“Eligibility Criteria”: The meaning specified on Annex I.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Excepted Property”: $500 (comprised of $250 received in connection with the issuance of the ordinary shares of the Issuer and $250 payable to the Issuer as a fee for acquiring the Collateral and issuing the Notes), together with the bank account of the Issuer in the Cayman Islands in which such funds are deposited and any interest earned thereon.

“Failure to Pay”: With respect to any Payment Date, the failure to pay to the Senior Noteholder, the full amount of Senior Note Interest and the Senior Note Quarterly Partial Redemption Amount due and payable on such Payment Date.

“Final Settlement Date”: The Business Day mutually agreed upon by the Junior Noteholder and the Senior Commitment Party, which day will be five Business Days after the Maturity Date or, in the event that the reconciliation of one or more Accounts has not been completed, a date that is as soon as practicable after the Maturity Date.

“Gross Loss”: The sum of all Realized Losses on Collateral Debt Obligations and all Unrealized Losses on, without duplication, Ineligible Collateral Debt Obligations, Defaulted Collateral Debt Obligations, Caa Obligations and CCC Obligations held by the Issuer.

For purposes of this definition:

“Gross Purchase Price” means the sum of the Original Purchase Prices of the Collateral Debt Obligations currently held by the Issuer.

“Realized Losses” means the excess, if any, of (a) the Original Purchase Price of any Collateral Obligation over (b) the sale proceeds (net of any expenses related to the sale) of such Collateral Debt Obligations determined as of the date of sale of such Collateral Debt Obligation.

5

“Unrealized Losses” means the Gross Purchase Price less the current Portfolio Mark to Market.

“Portfolio Mark to Market” means the aggregate market value using the lower of the bid side levels as reported by Markit and Loan Pricing Corporation (“LPC”) of the Collateral Debt Obligations currently held by the Issuer. In the event there is no reported price by either Markit or LPC, then the market value of the Collateral Debt Obligations held by the Issuer will be determined by the Arranger. At all times, the market value of the Collateral Debt Obligations held by the Issuer may be the bid side levels as provided by the Arranger provided reasonable market-based evidence exists for such values.

“Ineligible Collateral Debt Obligation”: A Collateral Debt Obligation that fails to satisfy the Eligibility Criteria at any time during the Loan Facility Period.

“Initial Portfolio”: The loans that are mutually agreed to by the Senior Commitment Party and the Portfolio Manager prior to the Effective Date that comprise Collateral Debt Obligations, as set forth on Annex VI.

“Interest”: Any interest (including paid and unpaid accrued interest), premiums and fees accrued on and other items of income on the Collateral Debt Obligations.

“Interest Account”: The meaning specified in the Collateral Administration Agreement.

“Investment Company Act”: The U.S. Investment Company Act of 1940, as amended.

“Issuer”: The meaning specified in the recitals.

“Junior Note Commitment Amount”: $12,500,000

“Junior Noteholder”: The meaning specified in the recitals, which will be the registered holder of the Junior Notes appearing in the Note Register.

“Junior Notes”: The Junior Notes issued pursuant to Section 2.1(c).

“Loan Facility Interest”: An amount equal to the aggregate amount of Interest during the Loan Facility Period, and any earnings thereon minus all accrued and unpaid Interest that was included in the purchase price of the Collateral Debt Obligations.

“Loan Facility Period”: The period (a) commencing on the Effective Date and (b) ending on the Maturity Date.

“Liabilities”: The meaning specified in Section 9.1(b).

“LIBOR”: The three-month London interbank offered rate (reset daily) as calculated by the British Bankers’ Association (or any successor thereto) and reported on Bloomberg Financial Markets Commodities News (or any successor thereto), as of 11:00 a.m. (London Time) on the Effective Date and on each Business Day thereafter.

“Liquidation Event”: The occurrence of either (a) a Termination Event or (b) the Scheduled Maturity Date.

6

“Maturity Date”: The earlier of (i) the Refinancing Date or (ii) the date on which all Collateral Debt Obligations have been liquidated or otherwise disposed of following the occurrence of a Liquidation Event.

“Moody’s”: Moody’s Investors Service and any successor thereto.

“Moody’s Default Probability Rating”: The meaning specified on Annex III.

“Moody’s Rating”: The meaning specified on Annex III.

“Note”: Each Senior Note and Junior Note.

“Note Register”: The register of Senior Notes and Junior Notes maintained on behalf of the Issuer.

“Note Registrar”: The Bank, acting in its capacity as Note Registrar.

“Notice of Borrowing”: A notice substantially in the form of Exhibit B.

“Original Purchase Price”: The clean price paid by the Issuer for each Collateral Debt Obligation adjusted for any payments of principal received by the Issuer on such Collateral Debt Obligation. For purposes of this definition, a “clean” purchase price with respect to a Collateral Debt Obligation means a price that does not include any accrued and unpaid interest on such Collateral Debt Obligation.

“Outstanding Junior Note Amount”: As of any date of determination, the amount of the Junior Notes, including Additional Junior Notes, that have not been repaid by the Issuer.

“Outstanding Senior Note Amount”: With respect to the Senior Notes, as of any date of determination, the amount of the Senior Note Commitment Amount that has been drawn down (and not repaid) by the Issuer for purchases of Collateral Debt Obligations from time to time pursuant to this Agreement; provided that, at any time that more than one Senior Note is outstanding, the Outstanding Senior Note Amount with respect to each such Senior Note will be the portion of the drawn amount represented by such Senior Note.

“Payment Date”: The 20th day of March, June, September and December of each year, commencing in June 2012 (or, if such day is not a Business Day, the next Business Day); provided, that the last Payment Date will be the Final Settlement Date.

“Portfolio Manager”: The meaning specified in the recitals.

“Portfolio Manager Breach”: The occurrence of any of the following: (a) an act of gross negligence, bad faith or willful misconduct by the Portfolio Manager in the performance of any of its duties under this Agreement; (b) a breach by the Portfolio Manager of this Agreement or any representation or warranty by the Portfolio Manager in this Agreement fails to be true and correct, (c) failure to offer the Arranger a right of first refusal on any Refinancing Transaction prior to the Maturity Date or (d) failure to pay the Senior Notes in full upon a Refinancing Transaction.

“Portfolio Manager Party”: The Portfolio Manager, its affiliates and any fund or portfolio managed by the Portfolio Manager or any of its affiliates.

7

“Positive Carry”: With respect to each Payment Date, all Loan Facility Interest received by the Issuer since the preceding Payment Date in excess of (a) the Senior Note Interest due and payable on that Payment Date, (b) all other amounts senior in right of payment to the Junior Notes under clause (a)(v) of the Priority of Payments on that Payment Date.

“Principal Account”: The meaning specified in the Collateral Administration Agreement.

“Priority of Payments”: The meaning specified in Section 4.1.

“Qualified Institutional Buyer”: Any person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes, is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

“Qualified Purchaser”: Any person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes, is a qualified purchaser within the meaning of the Investment Company Act.

“Refinancing Date”: The date (if any) on which a Refinancing Transaction occurs.

“Refinancing Proceeds”: The proceeds of any Refinancing Transaction available to the Issuer for payments on the Notes on the Final Settlement Date.

“Refinancing Transaction”: Any collateralized loan obligation transaction or any issuance of equity and/or debt securities, in each case by the Issuer or a Portfolio Manager Party for which the Arranger acts as placement agent or initial purchaser for a fee no less than the customary fee for such services in similar transactions.

“Reinvestment Period”: The period beginning on the Effective Date and ending on the earliest to occur of (a) the first anniversary of the Effective Date, (b) the date on which a Termination Event occurs or (c) the Maturity Date.

“Scheduled Maturity Date”: The date that is the three year anniversary of the earlier of (i) December 20, 2011 or (ii) the date of the first purchase of a Collateral Debt Obligation hereunder except that if a Refinancing Transaction has priced but not closed by the Scheduled Maturity, then the Scheduled Maturity Date will be deemed to be the Refinancing Date.

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“S&P CDO Monitor Asset Classifications”: The meaning specified in Annex V.

“S&P Rating”: The meaning specified on Annex IV.

“Secured Obligations”: The obligation of the Issuer to make payments (a) under the Senior Note and the Junior Note, in accordance with the Priority of Payments, and (b) to the Collateral Agent and the Collateral Administrator, in accordance with this Agreement and the Collateral Administration Agreement.

“Secured Parties”: Each of the Senior Noteholder, the Junior Noteholder, the Collateral Agent and the Collateral Administrator.

8

“Securities Act”: The U.S. Securities Act of 1933, as amended.

“Senior Commitment Party”: CS.

“Senior Note Applicable Interest Rate”: The Senior Note Applicable Interest Rate, as of any date of determination:

(a)          from and including the Effective Date to but excluding the first anniversary of the Effective Date, LIBOR + 300 bps;

(b)          from and including the first anniversary of the Effective Date to but excluding the second anniversary of the Effective Date, LIBOR + 350 bps; and

(c)          from and including the second anniversary of the Effective Date to but excluding the third anniversary of the Effective Date, LIBOR + 400 bps.

“Senior Note Commitment Amount”: As of any date of determination, the Senior Note Initial Commitment Amount minus the sum of (x) the Outstanding Senior Note Amount and (y) the aggregate amount of principal that had been repaid on the Senior Notes on or prior to that date.

“Senior Note Initial Commitment Amount”: $30,000,000.

“Senior Note Interest”: The aggregate amount of interest accrued on the Senior Notes at the Senior Note Interest Rate during the related Senior Note Interest Period.

“Senior Note Interest Period”: The period beginning on and including the Effective Date and ending on, but excluding, the first Payment Date, and each successive period beginning on and including a Payment Date and ending on, but excluding, the next Payment Date.

“Senior Note Interest Rate”: A per annum rate equal to the Senior Note Applicable Interest Rate accrued on a daily basis on the then Outstanding Senior Note Amount.

“Senior Note Quarterly Partial Redemption Amount”: $1,000,000.

“Senior Note Required Draw Down Amount”: The meaning specified in Section 2.3.

“Senior Noteholder”: Each registered holder of the Senior Notes appearing in the Note Register.

“Senior Notes”: The Senior Notes issued pursuant to Section 2.1(b).

“Tax Operating Guidelines”: The guidelines set forth on Annex II.

“Termination Event”: The occurrence of any of the following events, as determined by the Arranger in its sole discretion:

(a)          a Portfolio Manager Breach;

(b)          failure to satisfy the requirements of Section 7.2;

(c)          a Failure to Pay; or

9

(d)          if at any time the Gross Loss exceeds 65% of the Outstanding Junior Note Amount for more than one Business Day unless the Portfolio Manager has posted cash collateral to the Senior Commitment Party equal to the amount of such excess.

“Trading Gains”: The amount (if positive) equal to the clean sale price minus the clean purchase price upon the sale of a Collateral Debt Obligation (each expressed as a percentage of par) multiplied by the notional amount of such Collateral Debt Obligation at the time of sale. For the avoidance of doubt, Trading Gains will be applied to offset any Trading Losses. For purposes of this definition, a “clean” price with respect to a Collateral Debt Obligation means a price that does not include any accrued and unpaid interest on such Collateral Debt Obligation.

“Trading Losses”: The amount (if positive) equal to the clean purchase price minus the clean sale price upon the sale of a Collateral Debt Obligation (each expressed as a percentage of par) (the “Loss”) multiplied by the notional amount of such Collateral Debt Obligation at the time of sale minus (a) first, any Trading Gains up to the amount of the Loss, and (b) second, if the application of the Trading Gains does not completely offset the Loss, then minus any Positive Carry up to the amount needed to completely offset the Loss. For purposes of this definition, a “clean” price with respect to a Collateral Debt Obligation means a price that does not include any accrued and unpaid interest on such Collateral Debt Obligation.

“Transfer Certificate”: A certificate in the form of Exhibit E executed by a transferee of Senior Notes.

“UCC”: The Uniform Commercial Code, as in effect from time to time in the State of New York.

Section 1.2.          Calculations.

(a)          The calculation of Gross Loss and related determinations will be performed by the Arranger.

(b)          All calculations required to be performed by the Collateral Administrator pursuant to this Agreement shall be performed by the Collateral Administrator in consultation with the Arranger and the Portfolio Manager. To the extent the Arranger and the Portfolio Manager disagree with respect to any calculation, the Arranger and the Portfolio Manager each agree to work diligently to reach an agreement with respect thereto.

ARTICLE II

COMMITMENTS; NOTES; FUNDING

Section 2.1.          Commitment; Notes.

(a)          The Senior Commitment Party hereby agrees to hold available to the Issuer a line of credit in an amount equal to the Senior Note Commitment Amount, subject to the terms and conditions herein.

(b)          On the Effective Date, upon payment of the Effective Date Fee and Effective Date Expenses, the Issuer agrees to issue a Senior Note in fully registered form having a face amount equal to the Senior Note Initial Commitment Amount and registered in the name of Credit Suisse AG, Cayman Islands Branch, in the Note Register. During each Senior Note Interest Period, the Outstanding Senior Note Amount will accrue interest which will be calculated on a daily basis based on the Outstanding Senior Note Amount and the Senior Note Applicable Interest Rate and accrued interest will be payable in arrears on each Payment Date.

10

Certificates representing such Senior Notes will be issued substantially in the form of Exhibit C and duly executed by the Issuer and authenticated by the Collateral Administrator as described in clause (d) below.

The Issuer will redeem the Senior Note on the Final Settlement Date at a redemption price equal to the Outstanding Senior Note Amount. All payments on the Senior Note shall be subject to the Priority of Payments. All or a portion of the Outstanding Senior Note Amount of any Senior Note may be prepaid at the discretion of the Issuer. If more than one Senior Note is outstanding at the time of a prepayment, such prepayment will be allocated to each outstanding Senior Note pro rata based upon the Outstanding Senior Note Amount of such Senior Note. Any prepayment of principal will reduce the Outstanding Senior Note Amount of the Senior Note to which such payments are applied.

All or a portion of the Outstanding Senior Note Amount may be transferred to a person that is either (i) a Qualified Institutional Buyer and a Qualified Purchaser or (ii) a non-U.S. person (as defined in Regulation S under the Securities Act) that in each case is acquiring such Senior Notes for its own account and provides a Transfer Certificate to the Note Registrar. Upon receipt by the Note Registrar of the Transfer Certificate, the Note Registrar shall record the transfer in the Note Register with an Outstanding Senior Note equal to the transferred principal amount. Any purported transfer in violation of the foregoing requirements shall be null and void ab initio, and the Note Registrar shall not register any such purported transfer. For the avoidance of doubt, a transfer of an interest in the Senior Note will not reduce the Senior Note Commitment Amount.

(c)          On the Effective Date, the Issuer agrees to issue a Junior Note in uncertificated, fully registered form having a face amount equal to the Junior Note Commitment Amount and registered in the name of Kohlberg Capital Corporation in the Note Register. The Junior Note does not have a stated coupon but will receive, as interest, any Positive Carry not applied to reduce Losses as set forth in the definition of Trading Loss. Certificates representing such Junior Notes will be issued only upon request of the Junior Noteholder and, if issued, will be substantially in the form of Exhibit D and duly executed by the Issuer and authenticated by the Collateral Administrator as described in clause (d) below.

Upon two Business Days notice, the Issuer will issue additional Junior Notes (“Additional Junior Notes”) at the request of the Junior Noteholder having a face amount equal to the amount of funds deposited by the Junior Noteholder into the Principal Account for use as Available Funds on the following Payment Date. Certificates representing such Additional Junior Notes will be issued only upon request of the Junior Noteholder and, if issued, will be substantially in the form of Exhibit D and duly executed by the Issuer and authenticated by the Collateral Administrator as described in clause (d) below. The Additional Junior Notes will be registered in the Note Register.

The Issuer shall redeem the Junior Notes on the Final Settlement Date at the redemption price specified in the Priority of Payments. All payments on the Junior Notes shall be subject to the Priority of Payments. At any time that the Outstanding Senior Note Amount equals zero, the Outstanding Junior Note Amount may be prepaid at the discretion of the Portfolio Manager. The Junior Notes may not be transferred.

(d)          The Issuer hereby appoints the Collateral Administrator as the “Authenticating Agent” to authenticate the Notes. If a Certificate is issued with respect to a Note, no such Note will be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on the related Certificate, a certificate of authentication, substantially in the form provided for in Exhibit C or D, as applicable, executed by the Authenticating Agent at the direction of the Issuer by the manual signature of one of its authorized signatories, and such certificate of authentication upon any such Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

11

(e)          The Issuer shall cause to be kept the Note Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for (i) the registration of Notes, (ii) the recording of any increases (pursuant to Section 2.2) or decreases (as a result of principal payments) in the Outstanding Senior Note Amount, (iii) the recording of any increases (as a result of the issuance of Additional Junior Notes) or decreases (as a result of principal payments) in the Outstanding Junior Note Amount and (iv) the registration of any transfers of Senior Notes pursuant to Section 2.1(b). The Issuer hereby appoints the Bank as the Note Registrar to maintain the Note Register.

(f)          On the Effective Date, (i) each of the initial Senior Noteholder and Junior Noteholder hereby makes the representations, warranties, acknowledgements and covenants set forth in Section 7.1(a) through (d), as applicable, (ii) the Issuer hereby makes the representations and warranties set forth in Section 7.1(e) and (iii) the Portfolio Manager hereby makes the covenants set forth in Section 7.2.

(g)          Notwithstanding anything in this Agreement or the Notes to the contrary, the Issuer and the Junior Noteholder agree for the benefit of the Senior Noteholder that the Junior Note and the Issuer’s rights in and to the Collateral shall be subordinate and junior to the Senior Notes to the extent and in the manner set forth in this Agreement including, without limitation, as set forth in the Priority of Payments.

Section 2.2.          Credit Extensions.

Subject to the terms and conditions of this Agreement, the Issuer may draw upon the Senior Note Commitment Amount as follows. The Issuer may, in a Notice of Borrowing delivered no later than two Business Days prior to the Draw Date request the Senior Commitment Party to make, and the Senior Commitment Party shall make, one or more loans, subject to the terms of this Agreement; provided, that the aggregate Outstanding Senior Note Amount (after giving effect to the request set forth in the Notice of Borrowing) will not exceed the amount of the Senior Note Commitment Amount. Each loan will be funded by wire to the account specified on the Notice of Borrowing no later than 10 a.m. (New York time) on the applicable Draw Date. Upon funding, the Note Registrar will record a corresponding increase in the Outstanding Senior Note Amount of the Senior Note registered in the name of the Senior Commitment Party or, if no Senior Note is registered in the name of the Senior Commitment Party at that time, will register in the Note Register a new uncertificated Senior Note in the name of CS with an Outstanding Senior Amount equal to the amount of such funding.

Section 2.3.          Conditions Precedent to Credit Extensions.

(a)          The obligation of the Senior Commitment Party to make a loan hereunder shall be subject to the following conditions precedent:

(i)          the aggregate amount requested for funding by the Senior Commitment Party (such amount, the “Senior Note Required Draw Down Amount”) does not exceed the amount the Portfolio Manager reasonably expects will be required to purchase all Collateral Debt Obligations that the Issuer has entered into commitments to purchase (but which have not yet settled);

(ii)         the Senior Note Required Draw Down Amount does not exceed the Senior Note Commitment Amount;

12

(iii)        the Notice of Borrowing includes a certification by the Portfolio Manager that the Conditions of Accumulation have been satisfied with respect to the purchased (but unsettled) Collateral Debt Obligations to which the proceeds of the borrowing will be applied; and

(iv)        the Draw Date is at least two Business Days following the date on which the Notice of Borrowing is delivered to the Senior Commitment Party.

Section 2.4.          Conditions of Accumulation.

The Issuer may purchase a Collateral Debt Obligation as directed by the Portfolio Manager, so long as the following conditions are satisfied as of the date of the commitment to purchase such Collateral Debt Obligation (the “Conditions of Accumulation”):

(a)          a certification (a trade confirmation delivered to the Collateral Administrator will be deemed to be such certification) from the Portfolio Manager that the Collateral Debt Obligation satisfies the Eligibility Criteria and that such purchase will not result in a violation of the Tax Operating Guidelines;

(b)          the Arranger has given its approval in writing to the Issuer for a purchase of such Collateral Debt Obligation within the last 30 days and has not withdrawn such approval; and

(c)          no Termination Event has occurred.

ARTICLE III

COLLATERAL DEBT OBLIGATIONS

Section 3.1.          Purchases and Sales.

This Section 3.1 shall apply to all purchases and to sales other than sales pursuant to Section 3.2.

(a)          The Issuer will purchase and sell Collateral Debt Obligations upon the instruction of the Portfolio Manager and approval of the Senior Commitment Party; provided that after giving effect to such purchase, the Concentration Limits are satisfied. The Senior Commitment Party will, in its sole discretion, approve or decline to approve the purchase or sale of any Collateral Debt Obligation.

(b)          The Portfolio Manager will select Collateral Debt Obligations for acquisition or disposition, subject to the Eligibility Criteria set forth in Annex I.

(c)          The Issuer will sell any Defaulted Collateral Debt Obligation within five Business Days of becoming aware that such Collateral Debt Obligation has become a Defaulted Collateral Debt Obligation, subject to approval of the Senior Commitment Party.

(d)          The Issuer may sell any Collateral Debt Obligation at any time that the Gross Loss Amount exceeds 40% of the Outstanding Junior Note Amount, subject to approval of the Senior Commitment Party.

(e)          During the Reinvestment Period, the Issuer, at the discretion of the Portfolio Manager, will reinvest the proceeds of any prepayment or sale of Collateral Debt Obligations, subject to the Conditions of Accumulation. After the Reinvestment Period, no reinvestment will be permitted.

13

(f)          Except as provided in clause (e), the proceeds of any sale of Collateral Debt Obligations will be deposited in the Principal Account and will be Available Funds on the next Payment Date unless the Senior Commitment Party agrees otherwise.

Section 3.2.          Liquidation.

(a)          Upon a Liquidation Event, the Issuer will liquidate Collateral Debt Obligations as follows. The Issuer at the direction of the Arranger, will promptly (and in any case within five Business Days) either liquidate or instruct the Portfolio Manager to liquidate all of the Collateral Debt Obligations held by the Issuer based on the highest bid prices received by the Arranger (which bid may, in compliance with Article 9 of the UCC, be from the Arranger or a Portfolio Manager Party) for each Collateral Debt Obligation. Notwithstanding the foregoing, the Senior Commitment Party will have approval rights on all sales and sales prices if the aggregate sales are not expected to be sufficient to repay the Outstanding Senior Note Amount and all accrued and unpaid interest on the Senior Note in the sole determination of the Arranger.

If the Refinancing Date has occurred, and there are any Collateral Debt Obligations that will not be pledged by the Issuer as collateral to secure the Refinancing Transaction, such Collateral Debt Obligations will be liquidated as set forth in the first paragraph of this Section 3.2(a), but in no event will such liquidation occur after the Final Settlement Date.

(b)          Upon a Termination Event, the Arranger will promptly notify the Issuer, the Senior Commitment Party, the Portfolio Manager and the Bank, in its capacities as Collateral Administrator and Collateral Agent.

(c)          On the Maturity Date (other than where the occurrence of the Maturity Date is due to a Termination Event), one or more Portfolio Manager Parties may purchase all (but not less than all) of the Collateral Debt Obligations in full for their own account within a five Business Day period provided that as a result of such purchase the Senior Notes would be redeemed in full and all amounts senior to the Senior Notes under the Priority of Payments would be paid in full.

Section 3.3.          Tax Operating Guidelines.

The Issuer (and the Portfolio Manager on its behalf) shall comply with the Tax Operating Guidelines at all times during the Loan Facility Period.

ARTICLE IV

PRIORITY OF PAYMENTS

Section 4.1.          Priority of Payments.

Funds will be distributed in accordance with the following payment priorities (collectively, the “Priority of Payments”):

(a)          On each Payment Date (other than as provided in Section 4.1(b)), Available Funds, in the following order of priority:

(i)          to the payment of any accrued and unpaid taxes, costs and expenses of the Issuer relating to this Agreement or the Collateral Administration Agreement (including any indemnities payable by the Issuer);

14

(ii)         to the Senior Noteholder, the Senior Note Interest due and payable on the Senior Notes;

(iii)        to the Senior Noteholder, to the payment of the Senior Note Quarterly Partial Redemption Amount;

(iv)        to the Senior Noteholder, to the payment of principal on the Senior Notes (A) unless a Failure to Pay has occurred, at the discretion of the Portfolio Manager, an amount equal to the lesser of (x) the amount designated by the Portfolio Manager and (y) funds in the Principal Account or (B) if a Failure to Pay has occurred, all funds in the Interest Account, the Principal Account and the CLO Asset Management Fees Account, in each case until the Outstanding Senior Note Amount has been reduced to zero;

(v)         to the Junior Noteholder, the Positive Carry due and payable to the Junior Notes (to the extent not applied to offset Trading Losses); and

(vi)        all remaining Available Funds will be retained by the Issuer.

(b)          If the Refinancing Date or the Liquidation Date occurs, on the Final Settlement Date, Available Funds and, until the Outstanding Senior Note Amount has been reduced to zero, the CLO Asset Management Fees, in the following order of priority:

(i)          to the payment of any taxes, costs and expenses of the Issuer relating to this Agreement or the Collateral Administration Agreement accrued and unpaid as of such date (including any indemnities payable by the Issuer);

(ii)         to the Senior Noteholder, the Senior Note Interest due and payable on the Senior Notes;

(iii)        to the Senior Noteholder, the Outstanding Senior Note Amount as the redemption price of the Senior Notes;

(iv)        to the Junior Noteholder, the Positive Carry due and payable to the Junior Notes (which amount will be determined after giving effect to the offset of Losses pursuant to the definition of Trading Loss);

(v)         to the Junior Noteholder, the Outstanding Junior Note Amount (reduced by the sum of all remaining Trading Losses) as the redemption price of the Junior Notes; and

(vi)        to the Junior Noteholder, all remaining proceeds.

Section 4.2.          Loan Facility Interest.

To the extent that there is accrued and unpaid Loan Facility Interest on (a) the Refinancing Date, such amounts will be paid from the proceeds of the Refinancing Transaction, or (b) the Final Settlement Date after a Liquidation Event occurs, the Arranger will direct the Collateral Administrator to distribute such amounts no later than the next Business Day after their receipt from the Collateral Administrator in accordance with Section 4.1 (b).

15

ARTICLE V

NOTICES

Section 5.1.          Notices.

Except as otherwise expressly provided herein, any request, demand, authorization, direction, notice, consent or waiver or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with any of the parties indicated below shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form or by electronic mail with delivery confirmed at the address set forth on Schedule 1 (or at any other address provided in writing by the relevant party).

ARTICLE VI

REPORTING; CONFIDENTIALITY

Section 6.1.          Reporting.

(a)          On each Business Day during the Loan Facility Period, the Collateral Administrator shall provide to the Senior Commitment Party, the Arranger and the Portfolio Manager a Collateral Report with the information set forth in paragraph (a) of the Content of Collateral Reports on Exhibit A. As soon as practicable after the last Business Day of each month, the Collateral Administrator shall provide to the Senior Commitment Party, the Arranger and the Portfolio Manager a Collateral Report with the information set forth in paragraph (b) of the Content of Collateral Reports on Exhibit A.

(b)          Not later than the third Business Day prior to the Final Settlement Date (provided that the Collateral Administrator has been given notice of such Final Settlement Date at least four Business Days prior to the occurrence thereof), the Collateral Administrator shall provide the Senior Commitment Party, the Arranger and the Portfolio Manager a draft of a final report with a calculation in reasonable detail specifying the information set forth in paragraph (c) of the Content of Collateral Reports on Exhibit A. The Collateral Administrator shall provide the Senior Commitment Party, the Arranger and the Portfolio Manager, in addition to the Collateral Reports, on the Final Settlement Date, the final version of such final report as approved by the Senior Commitment Party and the Portfolio Manager prior to any distributions on that date.

Each of the Senior Commitment Party, the Arranger and the Portfolio Manager agrees and acknowledges that failure of the Collateral Administrator to give any information hereunder (including Collateral Reports) or any defect therein, shall not impair or affect the obligations of such parties hereunder (including under Article III and Article IV).

Each of the Senior Commitment Party, the Arranger and the Portfolio Manager agrees and acknowledges that certain material delivered hereunder may be provided by third parties and is intended for informational purposes only and has not been independently verified by the Collateral Administrator or any of their respective affiliates.

Section 6.2.          Confidentiality.

(a)          The parties hereto agree that the terms and substance of this Agreement and any term sheet setting forth the terms embodied herein shall be kept confidential and shall not be disclosed, directly or indirectly, to any other person except on a need-to-know basis to the respective employees, directors, auditors, accountants, counsel and other advisors of the parties hereto that are directly involved in the considerations of the matters set forth herein and to the extent required or compelled in a judicial or administrative proceeding or as otherwise required by relevant law or relevant regulatory authority, including without limitation, U.S. federal securities laws, rules or regulations.

16

(b)          The Junior Noteholder agrees to maintain the confidentiality of any information relating to the Collateral Debt Obligations that it may obtain from any Credit Suisse Party, and to the extent that any such information is subject to a confidentiality agreement, the Junior Noteholder will be deemed to have executed such agreement as of the date it receives confidential information.

ARTICLE VII

REPRESENTATIONS; COVENANTS

Section 7.1.          Representations of the Parties.

(a)          Each of the Junior Noteholder and CS (in its capacities as initial Senior Noteholder and Senior Commitment Party) represents and warrants to the other that:

(i)          it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized;

(ii)         it has full power and authority and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations hereunder and to consummate the transactions hereby;

(iii)        the making and performance by it of this Agreement does not and will not violate any law or regulation of the jurisdiction under which it exists, any other law or regulation applicable to it, any other agreement to which it is a party or by which it is bound or to which any of its assets is subject, or any provisions of its charter or by-laws;

(iv)        this Agreement has been duly executed and delivered by it and, when duly executed by the other party, constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by a court’s discretion in relation to equitable remedies);

(v)         all approvals, authorizations and other actions by, or filings with, any governmental authority necessary for, the validity or enforceability of its obligations under this Agreement have been obtained; and

(vi)        it is not, nor shall it be deemed to be, a fiduciary of, or otherwise have a trust relationship with, any other party in connection with this Agreement or any transaction contemplated herein and, except as expressly set forth herein, shall have no obligation, duty or responsibility to such other party.

(b)          Each of the Junior Noteholder and the Senior Commitment Party represents and warrants as of the date of this Agreement and as of each Draw Date and the initial Senior Noteholder represents and warrants as of the date of this Agreement, in each case to the Issuer and to each Credit Suisse Party that:

(i)          it is a Qualified Institutional Buyer that is also a Qualified Purchaser and is acquiring the Notes for its own account;

17

(ii)         it understands that: (A) subject to the terms of this Agreement, proceeds from the issuance of the Notes will be invested in Collateral Debt Obligations; (B) if the Collateral is liquidated pursuant to this Agreement, such liquidation may take place under market conditions that are not advantageous to the Issuer, and as a result of any such liquidation, the Noteholders may suffer a loss, which loss could equal its entire investment in the applicable Notes; (C) all payments to the Junior Noteholder are subordinate to payments to the Senior Noteholder pursuant to the Priority of Payments and (D) all payments to it and any payments upon redemption of the Notes are subordinated to all other obligations of the Issuer, and will be payable only in accordance with the Priority of Payments to the extent the Issuer has sufficient Available Funds;

(iii)        it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Collateral Debt Obligations and is able to bear the economic risk of such investment;

(iv)        it understands that an investment in the Collateral Debt Obligations involves certain risks, including the risk that a Refinancing Transaction will not be completed and the risk of loss of all or a substantial part of its investment; and it has had access to such financial and other information concerning the Issuer, the Portfolio Manager, the Collateral Debt Obligations and the credit markets as it deemed necessary or appropriate in order to make an informed decision with respect to its entering into this Agreement;

(v)         it has made its own independent investigation in connection with its decision to purchase Notes and is not relying on any advice, counsel or representations (whether written or oral) of the Issuer, any Credit Suisse Party (in the case of the Junior Noteholder), any Portfolio Manager Party (in the case of the Senior Commitment Party and initial Senior Noteholder) or any other person in connection therewith;

(vi)        it is not a member of the public in the Cayman Islands;

(vii)       it is not purchasing the Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.

(viii)      with respect to the Junior Noteholder only, the funds that it is using or will use to fund any Junior Notes are not assets of a person who is or at any time prior to the Maturity Date will be (A) an “employee benefit plan” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (B) a “plan” described in Section 4975(e)(1) of the Code to which Section 4975 of the Code applies or (C) an entity whose underlying assets could be deemed to include “plan assets” by reason of an employee benefit plan’s or a plan’s investment in the entity within the meaning of 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) or otherwise;

(ix)         in the case of the Senior Commitment Party and the initial Senior Noteholder, it understands that the Senior Notes are not transferable except to a transferee that makes all of the representations and warranties contained in a Transfer Certificate or following receipt by the Issuer of an opinion of nationally recognized counsel acceptable to the Issuer to the effect that, following such transfer, the Senior Notes will continue to be exempt from the registration requirements of the Securities Act and that neither the Issuer nor the pool of assets owned by the Issuer will be required to register as an investment company under the Investment Company Act; and

18

(x)          in the case of the Junior Noteholder, it understands that the Junior Notes may not be transferred.

(c)          The Junior Noteholder represents and warrants to the Issuer and each Credit Suisse Party, and CS (in its capacities as Senior Commitment Party and initial Senior Noteholder) represents and warrants to the Issuer, as of the date of this Agreement and as of each Draw Date that:

(i)          no Credit Suisse Party has given the Junior Noteholder, and no Portfolio Manager Party has given CS (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of the Notes;

(ii)         it acknowledges that, other than as expressly set forth herein, it has no rights or recourse with respect to the Collateral Debt Obligations or against any Credit Suisse Party, the Portfolio Manager or the Issuer;

(iii)        sales of Collateral Debt Obligations may result in Trading Losses that may reduce the amount payable on the Notes under the Priority of Payments;

(iv)        in the case of the Junior Noteholder, none of the Credit Suisse Parties has a fiduciary, advisory or agency relationship with the Junior Noteholder or its affiliates in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Credit Suisse Party has advised or is advising the Junior Noteholder (or its affiliates) on other matters and it waives, to the fullest extent permitted by law, any claims it may have against the Credit Suisse Parties for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Credit Suisse Parties shall have no liability (whether direct or indirect) to the Junior Noteholder (or its affiliates) in respect of any such fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Junior Noteholder (or its affiliates), including directors, partners, equity holders, employees or creditors of the Junior Noteholder (or its affiliates);

(v)         in the case of each Credit Suisse Party, the Portfolio Manager does not have a fiduciary, advisory or agency relationship with any Credit Suisse Party in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Portfolio Manager has advised or is advising any Credit Suisse Party on other matters and it waives, to the fullest extent permitted by law, any claims it may have against the Portfolio Manager for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Portfolio Manager shall have no liability (whether direct or indirect) to any Credit Suisse Party in respect of any such fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of any Credit Suisse Party, including directors, partners, equity holders, employees or creditors of any Credit Suisse Party;

(vi)        in the case of the Junior Noteholder, it has been advised that the Credit Suisse Parties are engaged in a broad range of transactions which may involve interests that differ from those of the Junior Noteholder (or its affiliates) and agrees that the Credit Suisse Parties have no obligation to disclose such interests and transactions to the Junior Noteholder (or its affiliates) by virtue of any fiduciary, advisory or agency relationship or otherwise; and

19

(vii)       in the case of each Credit Suisse Party, it has been advised that the Portfolio Manager is engaged in a broad range of transactions which may involve interests that differ from those of any Credit Suisse Party and agrees that the Portfolio Manager has no obligation to disclose such interests and transactions to any Credit Suisse Party by virtue of any fiduciary, advisory or agency relationship or otherwise.

(d)          The Junior Noteholder represents and warrants to each Credit Suisse Party as of the date of this Agreement and as of each Draw Date that:

(i)          the Senior Commitment Party may, in its sole discretion, decline to purchase or finance any Collateral Debt Obligations selected by the Portfolio Manager, and will be free, in its sole discretion, to follow or decline to follow any recommendations made by the Portfolio Manager, the Junior Noteholder or any other entity with respect to the Collateral Debt Obligations;

(ii)         the Credit Suisse Parties are full service securities firms engaged in securities trading and brokerage activities, as well as the provision of investment banking and structuring services. In the ordinary course of their business, the Credit Suisse Parties may from time to time effect transactions for their own accounts or for the accounts of customers, and underwrite, act as placement agent for or hold positions in, securities or options on securities of the Portfolio Manager, its affiliates and obligors of the Collateral Debt Obligations, may act as selling institution with respect to participations that are Collateral Debt Obligations and may sell certain Collateral Debt Obligations to the Issuer;

(e)          The Issuer represents to each Credit Suisse Party, the Junior Noteholder and the Bank as of the date of this Agreement and as of each Draw Date that:

(i)          It (A) has not incurred any material liability or contingent obligation except under this Agreement and the Collateral Administration Agreement and as may be satisfied or terminated as of the date hereof and (B) has no subsidiaries. The Issuer has issued no shares or other equity interests other than its ordinary shares and no securities other than the Senior Notes and Junior Notes. All payments that the Issuer may make in respect of debt other than the Senior Notes or the Junior Notes hereunder are expressly subordinated to the Senior Notes and the Junior Notes hereunder.

(ii)         It is the sole owner of and has full power, authority and legal right to pledge and transfer all assets pledged by it hereunder free and clear of, and such pledge and transfer will not create, any lien thereon (other than the lien created by this Agreement), and upon filing of a financing statement under the Uniform Commercial Code with the Recorder of Deeds of the District of Columbia with respect thereto naming the Issuer as debtor and the Collateral Agent as secured party, the Collateral Agent will have a first priority perfected security interest in such assets. The Issuer acquired ownership of such assets for value in good faith without notice of any adverse claim and has not assigned, pledged or otherwise encumbered any interest in such assets other than hereunder.

(iii)        Its full and correct legal name as of the date hereof is as set forth in the preamble hereof. It is an exempted limited liability company incorporated under the laws of the Cayman Islands. Its location (as defined in Section 9-307 of the Uniform Commercial Code), place of business and chief executive office is: P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands.

20

Section 7.2.          Covenants of the Portfolio Manager.

(a)          The Portfolio Manager agrees that a Portfolio Manager Breach shall be deemed to have occurred unless on or before March 15, 2012, the Portfolio Manager:

(i)          has completed the acquisition of the rights to receive the CLO Asset Management Fees;

(ii)         has an unencumbered right to grant a security interest in such CLO Asset Management Fees to the Issuer;

(iii)        has granted to the Issuer a security interest in the CLO Asset Management Fees, which security interest is perfected and senior to the rights of any creditor of the Portfolio Manager other than the Issuer; and

(iv)        has arranged for the CLO Asset Management Fees to be paid to the CLO Asset Management Fees Account until such time as the Outstanding Senior Note Amount has been reduced to zero and has taken such other measures as the Issuer may reasonably request for the perfection of such security interest.

(b)          Upon the occurrence of a Portfolio Manager Breach, the Portfolio Manager will promptly notify the Issuer, the Senior Commitment Party, the Arranger and the Bank, in its capacities as Collateral Administrator and Collateral Agent.

Section 7.3.          Covenants of the Issuer.

(a)          At least one of the directors of the Issuer will be a person who (i) does not have and is not committed to acquire any material direct or indirect financial interest in the Issuer or in an portfolio manager of the foregoing, and (ii) is not connected with the Issuer or the portfolio manager of the Issuer as an officer, employee, promoter, underwriter, voting trustee, partner, director (except as in the capacity of an independent director) or person performing similar functions.

(b)          The Issuer will not enter into any agreements that provide for a future financial obligation on the part of the Issuer, except for any agreements that contain customary “no petition” and limited recourse provisions or where a reserve has been established solely for the payment such future financial obligations.

(c)          The Issuer will at all times:

(i)          maintain its books, accounting records and other corporate documents and records separate from those of its affiliates or any other entity;

(ii)         not commingle its assets with those of any affiliate or any other entity, and not hold itself out as being liable for the debts of another;

(iii)        maintain its books of account separate from those of any affiliate;

(iv)        act solely in its corporate name and through its own authorised Directors, officers and agents (including attorneys-in-fact appointed for and on behalf of the Issuer);

(v)         not send out any correspondence or any written communication in the name of the Issuer on the letterhead of any affiliate or other entity;

21

(vi)        separately manage its liabilities from those of any of its affiliates and pay its own liabilities from its own separate assets;

(vii)       pay from its assets all obligations and indebtedness of any kind incurred by the Issuer;

(viii)      operate in such a manner that it would not be substantively consolidated with any other entity

(ix)         maintain an arm’s-length relationship with its affiliates;

(x)          not acquire any obligations, securities of any partner, member or shareholder;

(xi)         not pledge its assets for the benefit of any other entity or make any loans or advances to any entity (except as provided in the transaction documents);

(xii)        maintain separate financial statements, if any;

(xiii)       hold itself out as a separate entity;

(xiv)      correct any known misunderstanding regarding its separate identity;

(xv)       maintain adequate capital in light of its contemplated business operations; and

(xvi)      not engage in any business or activity other than as permitted in this Agreement (or incidental thereto), or with the consent of the Senior Commitment Party.

(d)          The Issuer will abide by all corporate formalities, including the maintenance of current minute books, and the Issuer will keep books and records in a manner that indicates the separate existence of the Issuer and its assets and liabilities.

(e)          The Issuer will not assume the liabilities of any other, and will not guarantee the liabilities of any other.

(f)          The officers of the Issuer and the Directors will make decisions with respect to the business and daily operations of the Issuer independent of and not dictated by any affiliate of the Issuer.

(g)          The Issuer will not have any employees (other than its directors).

(h)          The Issuer will not establish any subsidiaries without consent of the Senior Commitment Party except to the extent such subsidiary is established to prevent the Issuer from being subject to withholding taxes or from being engaged, or deemed to be engaged, in the conduct of a trade or business in the United States for U.S. federal income tax purposes or otherwise subject to tax on a net basis in any jurisdiction. Any subsidiary of the Issuer will be subject to restrictions and limitations comparable to those set forth herein, including those set forth in this Section 7.3.

22

ARTICLE VIII

THE COLLATERAL

Section 8.1.          Collateral.

(a)          As collateral security for the performance of its obligations hereunder, the Portfolio Manager hereby (i) pledges to the Issuer and grants to the Issuer a security interest in all of the Portfolio Manager’s right, title and interest in, to and under the CLO Asset Management Fees and all proceeds of the foregoing, in each case whether now owned or hereafter acquired and whether now existing or hereafter coming into existence and (ii) acknowledges and agrees that the Issuer will pledge its rights therein to the Collateral Agent as provided in Section 8.1(b).

(b)          As collateral security for the prompt payment in full and performance when due (whether at stated maturity, by acceleration, by liquidation or otherwise) of the Secured Obligations to the Collateral Agent on behalf of the Secured Parties in accordance with the Priority of Payments, the Issuer hereby pledges to the Collateral Agent and grants to the Secured Parties a security interest in all of the Issuer’s right, title and interest in, to and under (i) each Collateral Debt Obligation, (ii) all underlying instruments with respect to Collateral Debt Obligations, (iii) the Collateral Administration Agreement, (iv) the Administration Agreement by and between the Issuer and MaplesFS Limited, as amended from time to time in accordance with its terms, (v) the Registered Office Agreement dated as of September 26, 2011 by and between the Issuer and MaplesFS Limited, as amended from time to time in accordance with its terms, (vi) each Account and all assets credited to and funds on deposit therein, (vii) the CLO Asset Management Fees and (viii) all proceeds of the foregoing, in each case whether now owned or hereafter acquired and whether now existing or hereafter coming into existence, other than Excepted Property (collectively, the “Collateral”).

(c)          The Issuer will:

(i)          Deliver to the Collateral Administrator any and all securities and instruments evidencing or otherwise relating to Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Secured Parties may reasonably request, including by taking all steps necessary to ensure that all Collateral Debt Obligations are credited to the applicable Account and the CLO Asset Management Fees are credited to the CLO Asset Management Fees Account by the Collateral Administrator and held in accordance with the Collateral Administration Agreement;

(ii)         give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of either Secured Party) to create, preserve, perfect or validate the security interest granted hereunder or to enable the Senior Noteholder to exercise and enforce its rights hereunder with respect to such pledge and security interest;

(iii)        promptly furnish or cause to be furnished to the Senior Noteholder or Junior Noteholder any information that it may reasonably request concerning the Collateral; and

(iv)        preserve and protect (with respect to the Collateral) the Secured Parties’ perfected, first priority security interest in the Collateral, and take or cause any action requested by a Secured Party and necessary to preserve, defend, protect or perfect such first priority security interest.

23

(d)          Except as expressly permitted hereunder and under the Collateral Administration Agreement, the Portfolio Manager (with respect to the CLO Asset Management Fees) and the Issuer (with respect to the Collateral) will not sell, assign, pledge, grant any security interest in, exchange, transfer, hypothecate or otherwise dispose of or grant any option with respect to such CLO Asset Management Fees or Collateral, respectively, or agree to do any of the foregoing, without the prior written consent of Senior Commitment Party.

(e)          The Secured Parties hereby appoint the Bank as “Collateral Agent” to act on their behalf in accordance with this Agreement. If a Liquidation Event occurs, the liquidation shall be effected as set forth in Section 3.2. The Bank in each of its capacities under this Agreement shall have the same indemnities and immunities provided to the Bank as Collateral Administrator under the Collateral Administration Agreement. In connection with a resignation of the Bank as Collateral Administrator, the Bank may resign from its other capacities pursuant to this Agreement.

(f)          The Issuer hereby irrevocably appoints the Collateral Agent as its attorney-in-fact with full power of substitution and authorizes the Collateral Agent to take any action and execute any instruments with respect to the Collateral that the Controlling Party may deem necessary or advisable in connection with (i) the Issuer’s grant of a security interest in the Collateral to the Secured Parties and any rights and remedies that the Collateral Agent may exercise in respect thereof upon the occurrence a Liquidation Event, (ii) the filing of one or more financing or continuation statements with respect to the Collateral, (iii) the sale, termination or other disposition of any Collateral Debt Obligations as provided herein or (iv) accomplishing any other purposes of this Agreement. The Issuer agrees that the powers granted by this paragraph are exercisable at the direction of the Controlling Party and are not intended to impose the obligations of Issuer on the Collateral Agent. This power of attorney shall be binding upon, and enforceable against, all beneficiaries, successors, assigns, transferees and legal representatives of the Issuer.

(g)          The security interest granted to secure the Secured Obligations hereunder shall be terminated and released and all rights in the Collateral will revert to the Issuer on the Refinancing Date upon application of the Available Funds in accordance with the Priority of Payments. In connection with such termination and release, the Collateral Agent shall execute and deliver such documents, instruments and certificates as the Issuer shall reasonably require at the Issuer’s expense.

ARTICLE IX

PORTFOLIO MANAGER

Section 9.1.          Portfolio Manager.

(a)          The Issuer hereby appoints the Portfolio Manager to be the Issuer’s portfolio manager for purposes of the transactions contemplated by this Agreement for so long as this Agreement shall be in effect, and the Portfolio Manager hereby accepts such appointment. Such appointment shall terminate automatically (x) upon the execution of an investment management agreement among the Issuer, the Portfolio Manager and any other third parties on the Refinancing Date or (y) if a Liquidation Event occurs, on the Final Settlement Date. Pursuant to this Agreement, the Portfolio Manager shall provide the following services to the Issuer: selecting, supervising, managing, monitoring and directing on behalf of the Issuer the investment, reinvestment and disposition of Collateral Debt Obligations and assisting the Issuer in fulfilling its obligations, and exercising the rights and obtaining the benefits to which it is entitled, hereunder and under and in connection with Collateral Debt Obligations. Without limiting the foregoing:

24

(i)          the Portfolio Manager shall, except as otherwise expressly required hereunder, perform its obligations hereunder with reasonable care and in a manner that the Portfolio Manager reasonably believes is consistent with those policies and procedures as are customarily used by institutional managers of recognized standing in connection with the management of assets of the nature and the character of the Collateral Debt Obligations (and to the extent not inconsistent with the foregoing, the Portfolio Manager shall follow its customary standards, policies and procedures in performing its duties hereunder);

(ii)         the Portfolio Manager shall exercise reasonable care to avoid taking any action that would (i) not be permitted under the organizational documents of the Issuer, (ii) cause the Issuer to violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, (iii) require registration of the Issuer as an “investment company” under the Investment Company Act, (iv) cause the Issuer to be engaged in a trade or business in the United States, or (v) cause the Issuer to violate the terms hereof;

(iii)        the Portfolio Manager shall comply in all material respects with all laws and regulations applicable to it in connection with the performance of its duties hereunder; and

(iv)        to the extent it is necessary or appropriate in the judgment of the Portfolio Manager to perform any services to be performed by it as portfolio manager hereunder and in connection with any related documents and Collateral Debt Obligations, the Portfolio Manager shall have the power to execute and deliver documents and instruments and take actions in the name of or on behalf of the Issuer with respect thereto (and the Issuer agrees to follow the lawful instructions and directions of the Portfolio Manager in performing its services hereunder).

(b)          The Portfolio Manager assumes no responsibility or liability hereunder other than to render the services required to be performed hereunder in good faith and (subject to the standard of conduct described in above) shall not be responsible for and shall have no liability for any action or inaction of the Issuer, the Arranger, the Senior Commitment Party, the Collateral Administrator or any other person in following or declining to follow any advice, recommendation or direction of the Portfolio Manager. None of the Portfolio Manager, its affiliates and any of their respective members, managers, directors, officers, stockholders, agents, partners or employees shall be liable to the Issuer, the Lender or any other person for any expenses, losses, claims, damages, judgments, assessments, charges, demands, costs or other liabilities (collectively, “Liabilities”) incurred by the Issuer, the Lender or such other person that arise out of or in connection with the performance by the Portfolio Manager of the services required to be performed hereunder or for any decrease in the value of the Collateral Debt Obligations, except for Liabilities arising from (i) a failure of the Portfolio Manager to adhere to the standards of conduct described in clause (a) above or (ii) a failure of the Portfolio Manager to render the services required to be performed hereunder in good faith.

(c)          The Portfolio Manager shall devote such part of its time as is reasonably needed for the performance of the services contemplated by this Agreement; provided that this Agreement shall not prevent the Portfolio Manager from rendering similar services to other persons. Nothing in this Agreement shall limit or restrict the Portfolio Manager or any of its officers, affiliates or employees from, as permitted by law, buying, selling or trading in any securities for its own or their own accounts. The Arranger, CS and the Issuer acknowledge that the Portfolio Manager and its officers, affiliates and employees, and the Portfolio Manager’s other clients may as permitted by law at any time have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired or disposed of by the Issuer.

25

(d)          The Portfolio Manager shall not purchase any Collateral Debt Obligation for inclusion in the Collateral directly from itself or any of its affiliates as principal or any account or portfolio for which Portfolio Manager or any of its affiliates serve as investment advisor, or sell directly any Collateral Debt Obligation to itself or any of its affiliates as principal or any account or portfolio for which the Portfolio Manager or any of its affiliates serve as investment advisor, unless the Portfolio Manager shall have certified to the Issuer with respect to each such transaction that (i) such transaction is exempt from the prohibited transaction rules of ERISA and the Code, if applicable, and will be consummated on terms prevailing in the market, (ii) the terms of such transaction are substantially as advantageous to the Issuer as the terms the Issuer would obtain in a comparable arm’s length transaction with a non-affiliate and (iii) such transaction complies with the Advisers Act, to the extent applicable. In accordance with the foregoing, the Portfolio Manager may effect client cross-transactions where the Portfolio Manager causes a transaction to be effected between the Issuer and another fund or another account managed or advised by it or one or more of its affiliates, but neither it nor the affiliate will receive any commission or similar fee in connection with such cross-transaction.

(e)           The Portfolio Manager is responsible for the investment decisions made on behalf of other advisory clients, including certain discretionary accounts. The Portfolio Manager may determine that the Issuer and one or more other clients should purchase or sell the same loans at the same time. In addition, from time to time, the Portfolio Manager may aggregate purchase or sale orders for loans in the secondary market for clients. In either case, the Portfolio Manager will follow its customary practices and policies. Under some circumstances, such aggregation or allocation may adversely affect the Issuer with respect to the price or size or the loan positions obtainable or salable. Moreover, it is possible, due to differing investment objectives or other reasons, that the Portfolio Manager or its affiliates may purchase loans of an issuer for one client and sell such loans for another client, including the Issuer. Therefore, the Issuer may not participate in gains or losses that were experienced by other client accounts (and the Issuer’s portfolio yield may be higher or lower than that of other client accounts) with similar investment objectives.

(f)          The Portfolio Manager will not (i) sell, assign or transfer the management agreements under which the CLO Asset Management Fees are paid to the Portfolio Manager, (ii) amend or modify such management agreements with regard to the payment of CLO Asset Management Fees (other than an amendment to increase such fees) or (iii) otherwise take or permit any action to be taken that would impair or encumber the right of the Portfolio Manager to receive the CLO Asset Management Fees, in each case until the Outstanding Senior Note Amount and the Senior Note Commitment Amount have been reduced to zero.

ARTICLE X

MISCELLANEOUS

Section 10.1.          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 10.2.          This Agreement shall remain in full force and effect until the Final Settlement Date. Upon the application of all Available Funds in accordance with the Priority of Payments, on the Final Settlement Date, this Agreement shall automatically terminate without any further action by the parties hereto. The parties hereto shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by each party.

Section 10.3.          No assignment of this Agreement shall be made by the Junior Noteholder without the prior written consent of the Senior Commitment Party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

26

Section 10.4.          References in this Agreement to “$” refer to United States Dollars.

Section 10.5.          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

Section 10.6.          Notwithstanding any other provision of this Agreement, the parties hereto may not, prior to the date that is one year (or, if longer, the then applicable preference period) plus one day after termination of this Agreement or, in the event securities of the Issuer are issued pursuant to any Refinancing Transaction, the payment in full of all such notes institute against, or join any other individual or entity in instituting against the Issuer, any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Cayman Islands bankruptcy laws, United States federal or state bankruptcy laws, or any similar laws.

None of the directors, officers, incorporators, shareholders, partners, agents or employees of the Issuer shall be personally liable for any of the obligations of the Issuer under this Agreement. Notwithstanding anything to the contrary contained herein, the Issuer’s sole source of funds for payment of all amounts due hereunder shall be the Collateral, and, upon application of the proceeds of the Collateral in accordance with the terms and under the circumstances described herein (including the Priority of Payments), no recourse shall be had against the Issuer for any amounts still outstanding by the Issuer and all obligations of, and any claims against, the Issuer arising from this Agreement or any transactions contemplated hereby shall be extinguished and shall not thereafter revive.

The provisions of this Section 10.6 shall survive the termination of this Agreement.

Section 10.7.          The parties hereto irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court of the State of New York located in the City and County of New York, and any appellate court from any court thereof, in any action, suit or proceeding brought against it, arising out of or relating to this Agreement or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

Section 10.8.          THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE COLLATERAL ADMINISTRATION AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO AND THERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 10.8 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY ENTERING INTO THIS AGREEMENT AND THE COLLATERAL ADMINISTRATION AGREEMENT.

27

Section 10.9.          The Bank, in its capacities as Collateral Agent and Collateral Administrator, agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that each party providing such instructions or directions shall provide to the Bank an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such party elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction received by the Bank after such action taken by the Bank in reliance upon or in compliance with such earlier instructions. Each party hereto agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any party providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 10.10.         Notwithstanding anything to the contrary, (a) the Issuer and each holder and each beneficial owner of a Senior Note, by acceptance of its Senior Note, or its interest in a Senior Note, will be deemed to have agreed to treat, and will treat, such Senior Note (or interest therein) as debt of the Issuer for U.S. federal, state and local income tax purposes, and will be deemed to acknowledge that the Issuer will treat the Senior Notes as debt of the Issuer for U.S. federal income tax purposes and (b) the Issuer and each holder and each beneficial owner of a Junior Note, by acceptance of its Junior Note or its interest therein will be deemed to have agreed to treat, and will treat, such Junior Note (or interest therein) as equity in the Issuer for U.S. federal income tax purposes.

28

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

CREDIT SUISSE SECURITIES (USA) LLC,		CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Arranger		as Senior Commitment Party and Senior Noteholder

By:	/s/ Brad Larson
Name:	Brad Larson
Title:	Director	By:	/s/ Bik Kwan Chung
		Name:	Bik Kwan Chung
		Title:	Authorized Signatory

		By:	/s/ Louis J. Impellizeri
		Name:	Louis J. Impellizeri
		Title:	Authorized Signatory

KOHLBERG CAPITAL CORPORATION,		KCAP FUNDING,
as Portfolio Manager and Junior Noteholder		as Issuer

By:	/s/ Dayl W. Pearson	By:	/s/ Cleveland Stewart
Name:	Dayl W. Pearson	Name:	Cleveland Stewart
Title:	Chief Executive Officer	Title:	Director
Kohlberg Capital Corporation

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Administrator and Collateral Agent

By:	/s/ MARIA D. CALZADO
Name:	MARIA D. CALZADO
Title:	Vice President

SCHEDULE 1

NOTICE ADDRESSES

Arranger:	Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, New York 10010
Attention: Brad Larson; Sandeep Hoshing

telephone number: (212) 325-9207; (212) 325-1819
fax number: (212) 743-5484

email: brad.larson@credit-suisse.com;
sandeep.hoshing@credit-suisse.com

Senior Commitment Party:	Credit Suisse AG, Cayman Islands Branch
11 Madison Avenue
New York, New York 10010
Attention: Brad Larson; Sandeep Hoshing

telephone number: (212) 325-9207; (212) 325-1819
fax number: (212) 743-5484

email: brad.larson@credit-suisse.com;
sandeep.hoshing@credit-suisse.com

Senior Noteholder:	as specified in the Note Register, which shall initially be

Credit Suisse AG, Cayman Islands Branch
11 Madison Avenue
New York, New York 10010
Attention: Brad Larson; Sandeep Hoshing

telephone number: (212) 325-9207; (212) 325-1819
fax number: (212) 743-5484

email: brad.larson@credit-suisse.com;
sandeep.hoshing@credit-suisse.com

Portfolio Manager:	Kohlberg Capital Corporation
295 Madison Avenue, Floor 6
New York, New York 10017
Attention: Dan Gilligan

telephone number: (212) 455-8333
fax number: (212) 983-7654

email: gilligan@kohlbergcap.com

Schedule 1	1

Junior Noteholder:	as specified in the Note Register, which shall initially be

Kohlberg Capital Corporation
295 Madison Avenue, Floor 6
New York, New York 10017
Attention: Dan Gilligan

telephone number: (212) 455-8333
fax number: (212) 983-7654

email: gilligan@kohlbergcap.com

Issuer	KCAP Funding
c/o MaplesFS Limited
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102
Cayman Islands
Attention: Directors – KCAP Funding

telephone number: (345) 945-7099
fax number: (345) 945-7100 (with a copy to +1 (345) 949-8080)

email: cayman@maplesfs.com

Collateral Administrator:	The Bank of New York Mellon Trust Company, National Association
601 Travis Street, 16th Floor
Houston, Texas 77002
Attention: Global Corporate Trust – KCAP Funding

telephone number: (713) 483-6000
fax number: (713) 483-6001

email: maria.calzado@bnymellon.com;
brian.j.kapko@bnymellon.com

Schedule 1	2

EXHIBIT A

REPORTING

I.           Content of Collateral Reports

Each Collateral Report will include, to the extent such information is available:

(a)          Daily

For each Collateral Debt Obligation:

•	Identification number (e.g., CUSIP, LoanX ID);
•	Issuer name;
•	Asset name;
•	Asset type;
•	Spread;
•	Maturity Date;
•	Principal amount (par balance);
•	Purchase Price (expressed as a percentage of par);
•	Settlement date;
•	LIBOR setting
•	Accrued interest, amount of interest paid;
•	The amount of any principal proceeds (including any sale proceeds or principal prepayments);
•	Date of any principal prepayment;
•	Moody’s Rating, S&P Rating (if available); and
•	Moody’s industry category (if available).

(b)          Monthly

Based on information in (a) and with respect to all Collateral Debt Obligations a calculation of the following determined as of the last Business Day of the preceding month:

•	the aggregate principal proceeds (including any sale proceeds or principal prepayments) received since the prior reporting period;

•	the amount on deposit in each Account;

•	the Gross Purchase Price; and

•	the aggregate Loan Facility Interest.

Exhibit A	1

(c)          Payment Date

•	the information set forth in (b) determined as of the third Business Day prior to such Payment Date;

•	the amount of Available Funds to be distributed on such Payment Date;

•	the amount of CLO Asset Management Fees (if any) to be distributed on such Payment Date; and

•	a detailed accounting of the amounts to be distributed on such Payment Date under each level of the Priority of Payments.

Final Settlement Date

Each Collateral Report will include the information set forth in (b) determined as of the dates set forth in Section 6.1(b).

Exhibit A	2

II.          Wire instructions

The Bank of New York Mellon

ABA # [  ]

For Credit to GLA: [  ]

For Final Credit to: [  ]

Account Name: KCAP Funding

Attention: Brian Kapko

Reference: Borrower Name, Type of Payment/Description

Exhibit A	3

EXHIBIT B

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

[Date]

Credit Suisse AG, Cayman Islands Branch

[                                         ]

We refer to the Note Purchase Agreement dated as of February 24, 2012 (the “Agreement”) providing for a loan to KCAP Funding (the “Issuer”). Capitalized terms defined in the Agreement and used but not defined herein have the meanings given to them in the Agreement.

Pursuant to Section 2.3 of the Agreement, the Issuer hereby gives the Senior Commitment Party and the Junior Noteholder notice that the Issuer requests to borrow under the Agreement:

the Senior Note Required Draw Down Amount equal to $ _______________

No later than 10 a.m. (New York time) on draw date specified below (the “Draw Date”), the proceeds of the borrowing are to be credited to the following account:

Account Number: [                         ]

Account Name: [                         ]

Attention: [                         ]

Reference: Borrower Name, Type of Payment/Description

Draw Date: ________________

[ ]

By:
Name:
Title:

Portfolio Manager Certification:

The Portfolio Manager certifies that the conditions precedent set forth in Section 2.3 have been satisfied and that the Conditions of Accumulation have been satisfied with respect to the purchased (but unsettled) Collateral Debt Obligations to which the proceeds of the borrowing will be applied.

[                                         ]

By:
Name:
Title:

cc: Collateral Administrator

Exhibit B	1

EXHIBIT C

FORM OF SENIOR NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS SECURITY AND INTERESTS HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(1) TO A QUALIFIED PURCHASER (FOR PURPOSES OF THE INVESTMENT COMPANY ACT) THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN, PURCHASING FOR ITS OWN ACCOUNT, IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, OR (2) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, IN EACH CASE SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE AGREEMENT REFERRED TO BELOW, AND IN EACH CASE WHICH MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

THIS NOTE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SECTION 2.1 OF THE AGREEMENT REFERENCED BELOW. ANY PURPORTED TRANSFER IN VIOLATION OF THE REQUIREMENTS SET FORTH THEREIN SHALL BE NULL AND VOID AB INITIO.

Senior Note Initial Commitment Amount: $[ ]	[DATE]
Registration Number: S-[ ]

FOR VALUE RECEIVED, KCAP Funding (the “Issuer”) promises to pay to the order of [insert registered owner name] (the “Senior Noteholder”) in lawful money of the United States of America and in immediately available funds the principal amount of [                    ] Million United States Dollars (U.S.$[               ]) or, if less, the Outstanding Senior Note Amount on the Final Settlement Date as required under the Note Purchase Agreement dated as of February 24, 2012 (the “Effective Date”) by and among Kohlberg Capital Corporation, in its capacity as Junior Noteholder (as defined herein), Kohlberg Capital Corporation, in its capacity as portfolio manager (the “Portfolio Manager”), Credit Suisse AG, Cayman Islands Branch (“CS”), in its capacities as Senior Commitment Party and Senior Noteholder (each, as defined herein), Credit Suisse Securities (USA) LLC (the “Arranger”), KCAP Funding (the “Issuer”) and The Bank of New York Mellon Trust Company, National Association (the “Bank”), in its capacities as Collateral Administrator and Collateral Agent (as it may be amended or modified from time to time, the “Agreement”). Capitalized terms not defined herein will have the meaning specified in the Agreement.

Exhibit C	1

The Issuer hereby promises to pay the Senior Noteholder interest on the Outstanding Senior Note Amount at the Senior Note Interest Rate for the Applicable Interest Period. Although the stated amount hereof may be higher, this Note shall be enforceable, with respect to the Issuer’s obligation to pay the principal amount hereof, and interest hereon, only to the extent of the Outstanding Senior Note Amount. Increases and decreases in the principal amount of this Note will be recorded in the Note Register and the books and records of the Collateral Administrator.

Notwithstanding anything to the contrary contained in this Note or the Agreement, the Issuer’s sole source of funds for payment of all amounts due under this Note and the Agreement shall be the Collateral, and, upon application of the proceeds of the Collateral in accordance with the terms and under the circumstances described in the Agreement (including the Priority of Payments), no recourse shall be had against the Issuer for any amounts still outstanding by the Issuer and all obligations of, and any claims against, the Issuer arising from this Note or the Agreement or any transactions contemplated hereby shall be extinguished and shall not thereafter revive.

Notwithstanding anything to the contrary contained in this Note or the Agreement, the Senior Noteholder may not, prior to the date that is one year (or, if longer, the then applicable preference period) plus one day after termination of the Agreement or, in the event securities of the Issuer are issued pursuant to any Refinancing Transaction, the payment in full of all such notes institute against, or join any other individual or entity in instituting against the Issuer, any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under Cayman Islands bankruptcy laws, United States federal or state bankruptcy laws, or any similar laws.

No delay on the part of the Senior Noteholder in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The options, powers and rights of the Senior Noteholder specified herein are in addition to those otherwise created.

Exhibit C	2

This Note is the Senior Note referred to in, and is entitled to, the benefits of the Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

KCAP FUNDING

By:
Name:
Title: Director

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By:
Authorized Signatory

Exhibit C	3

ASSIGNMENT FORM

For value received _____________________________________________________does hereby sell, assign and transfer unto _______________________________

Social security or other identifying number of assignee:

Name and address, including zip code, of assignee:

the within Note and does hereby irrevocably constitute and appoint ____________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date: ______________	Your Signature:

(Sign exactly as your name appears on the Note)

Exhibit C	4

EXHIBIT D

FORM OF JUNIOR NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS SECURITY AND INTERESTS HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(1) TO A QUALIFIED PURCHASER (FOR PURPOSES OF THE INVESTMENT COMPANY ACT) THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN, PURCHASING FOR ITS OWN ACCOUNT, IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, OR (2) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, IN EACH CASE SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE AGREEMENT REFERRED TO BELOW, AND IN EACH CASE WHICH MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

THIS NOTE MAY NOT BE TRANSFERRED.

Principal Amount: $[ ]	[DATE]
Registration Number: J-[ ]

FOR VALUE RECEIVED, KCAP Funding (the “Issuer”) promises to pay to the order of [insert registered owner name] (the “Junior Noteholder”) in lawful money of the United States of America and in immediately available funds the principal amount of [                    ] United States Dollars (U.S.$[               ]) or, if greater or less, the Outstanding Junior Note Amount on the Final Settlement Date as required under the Note Purchase Agreement dated as of February 24, 2012 (the “Effective Date”) by and among Kohlberg Capital Corporation, in its capacity as Junior Noteholder (as defined herein), Kohlberg Capital Corporation, in its capacity as portfolio manager (the “Portfolio Manager”), Credit Suisse AG, Cayman Islands Branch (“CS”), in its capacities as Senior Commitment Party and Senior Noteholder (each, as defined herein), Credit Suisse Securities (USA) LLC (the “Arranger”), KCAP Funding (the “Issuer”) and The Bank of New York Mellon Trust Company, National Association (the “Bank”), in its capacities as Collateral Administrator and Collateral Agent (as it may be amended or modified from time to time, the “Agreement”). Capitalized terms not defined herein will have the meaning specified in the Agreement.

The Issuer hereby promises to pay the Junior Noteholder interest in the amount (if any) equal to the Positive Carry due and payable on the Junior Note in accordance with the Priority of Payments. Although the stated amount hereof may be higher, this Note shall be enforceable, with respect to the Issuer’s obligation to pay the principal amount hereof, and interest hereon, only to the extent of the Outstanding Junior Note Amount. Increases and decreases in the principal amount of this Note will be recorded in the Note Register and the books and records of the Collateral Administrator.

Exhibit D	1

The Junior Noteholder agrees for the benefit of the Senior Noteholder that the Junior Note’s rights in and to the Collateral shall be subordinate and junior to the Senior Notes to the extent and in the manner set forth in the Agreement including, without limitation, as set forth in the Priority of Payments

Notwithstanding anything to the contrary contained in this Note or the Agreement, the Issuer’s sole source of funds for payment of all amounts due under this Note and the Agreement shall be the Collateral, and, upon application of the proceeds of the Collateral in accordance with the terms and under the circumstances described in the Agreement (including the Priority of Payments), no recourse shall be had against the Issuer for any amounts still outstanding by the Issuer and all obligations of, and any claims against, the Issuer arising from this Note or the Agreement or any transactions contemplated hereby shall be extinguished and shall not thereafter revive.

Notwithstanding anything to the contrary contained in this Note or the Agreement, the Junior Noteholder may not, prior to the date that is one year (or, if longer, the then applicable preference period) plus one day after termination of the Agreement or, in the event securities of the Issuer are issued pursuant to any Refinancing Transaction, the payment in full of all such notes institute against, or join any other individual or entity in instituting against the Issuer, any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under Cayman Islands bankruptcy laws, United States federal or state bankruptcy laws, or any similar laws.

No delay on the part of the Junior Noteholder in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The options, powers and rights of the Junior Noteholder specified herein are in addition to those otherwise created.

Exhibit D	2

This Note is the Junior Note referred to in, and is entitled to, the benefits of the Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

KCAP FUNDING

By:
Name:
Title: Director

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By:
Authorized Signatory

Exhibit D	3

EXHIBIT E

TRANSFER CERTIFICATE

Reference is hereby made to the Note Purchase Agreement dated as of February 24, 2012 by and among Kohlberg Capital Corporation, in its capacity as Junior Noteholder (as defined herein), Kohlberg Capital Corporation, in its capacity as portfolio manager under the Note Purchase Agreement (the “Portfolio Manager”), Credit Suisse AG, Cayman Islands Branch (“CS”), in its capacities as Senior Commitment Party and Senior Noteholder (each, as defined herein), Credit Suisse Securities (USA) LLC (the “Arranger”), KCAP Funding (the “Issuer”) and The Bank of New York Mellon Trust Company, National Association (the “Bank”), in its capacities as Collateral Administrator and Collateral Agent (as it may be amended or modified from time to time, the “Note Purchase Agreement”). Capitalized terms not defined herein will have the meaning specified in the Note Purchase Agreement.

The undersigned (the “Transferee”) wishes to purchase U.S. $__________ in principal amount of Senior Notes (the “Notes”) to be registered in the name of _________________________________.

In connection with such transfer, and in respect of such Senior Notes, the Transferee does hereby certify that such Senior Notes are being transferred (i) pursuant to an exemption from registration under the Securities Act and (ii) in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer, the Arranger, the Bank and their respective counsel that:

(a)          it is either (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that is also a “qualified purchaser” for purposes of the Investment Company Act), or (ii) a non-U.S. person (as defined in Regulation under the Securities Act) that in each case is acquiring the Notes for its own account;

(b)          it understands that: (A) subject to the terms of the Note Purchase Agreement, proceeds from the issuance of the Notes will be invested in Collateral Debt Obligations; (B) if the Collateral is liquidated pursuant to the Note Purchase Agreement, such liquidation may take place under market conditions that are not advantageous to the Issuer, and as a result of any such liquidation, the Noteholders may suffer a loss, which loss could equal its entire investment in the applicable Notes; and (C) all payments to it and any payments upon redemption of the Notes are subordinated to all other obligations of the Issuer, and will be payable only in accordance with the Priority of Payments to the extent the Issuer has sufficient Available Funds;

(c)          it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Collateral Debt Obligations and is able to bear the economic risk of such investment;

(d)          it understands that an investment in the Collateral Debt Obligations involves certain risks, including the risk of loss of all or a substantial part of its investment; and it has had access to such financial and other information concerning the Issuer, the Portfolio Manager, the Collateral Debt Obligations and the credit markets as it deemed necessary or appropriate in order to make an informed decision with respect to its entering into the Note Purchase Agreement;

(e)          it has made its own independent investigation in connection with its decision to purchase Notes and is not relying on any advice, counsel or representations (whether written or oral) of the Issuer, any Credit Suisse Party, any Portfolio Manager Party or any other person in connection therewith;

Exhibit E	1

(f)          it is not a member of the public in the Cayman Islands;

(g)          it is not purchasing the Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act;

(h)          it understands that the Notes are not transferable except to a transferee that makes all of the representations and warranties contained in a Transfer Certificate or following receipt by the Issuer of an opinion of nationally recognized counsel acceptable to the Issuer to the effect that, following such transfer, the Notes will continue to be exempt from the registration requirements of the Securities Act and that neither the Issuer nor the pool of assets owned by the Issuer will be required to register as an investment company under the Investment Company Act;

(i)           none of the Issuer, any Portfolio Manager Party or any Credit Suisse Party has given it any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of the Notes;

(j)           it acknowledges that, other than as expressly set forth herein, it has no rights or recourse with respect to the Collateral Debt Obligations or against any Credit Suisse Party, any Portfolio Manager Party or the Issuer;

(k)          sales of Collateral Debt Obligations may result in Trading Losses that may reduce the amount payable on the Notes under the Priority of Payments;

(l)           none of the Credit Suisse Parties or the Portfolio Manager Parties has a fiduciary, advisory or agency relationship with it or its affiliates in respect of any of the transactions contemplated by the Note Purchase Agreement, irrespective of whether any Credit Suisse Party or Portfolio Manager Party has advised or is advising it (or its affiliates) on other matters and it waives, to the fullest extent permitted by law, any claims it may have against the Credit Suisse Parties or Portfolio Manager Parties for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by the Note Purchase Agreement and agrees that the Credit Suisse Parties and the Portfolio Manager Parties will have no liability (whether direct or indirect) to it (or its affiliates) in respect of any such fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of it (or its affiliates), including directors, partners, equity holders, employees or creditors of it (or its affiliates);

(m)         it has been advised that the Credit Suisse Parties and the Portfolio Manager Parties each are engaged in a broad range of transactions which may involve interests that differ from those it (or its affiliates) and agrees that none of the Credit Suisse Parties or the Portfolio Manager Parties has any obligation to disclose such interests and transactions to it (or its affiliates) by virtue of any fiduciary, advisory or agency relationship or otherwise;

(n)          the Senior Commitment Party may, in its sole discretion, decline to purchase or finance any Collateral Debt Obligations selected by the Portfolio Manager, and will be free, in its sole discretion, to follow or decline to follow any recommendations made by the Portfolio Manager or any other entity with respect to the Collateral Debt Obligations;

Exhibit E	2

(o)          the Credit Suisse Parties are full service securities firms engaged in securities trading and brokerage activities, as well as the provision of investment banking and structuring services. In the ordinary course of their business, the Credit Suisse Parties may from time to time effect transactions for their own accounts or for the accounts of customers, and underwrite, act as placement agent for or hold positions in, securities or options on securities of the Portfolio Manager, its affiliates and obligors of the Collateral Debt Obligations, may act as selling institution with respect to participations that are Collateral Debt Obligations and may sell certain Collateral Debt Obligations to the Issuer;

(p)          it agrees not to cause the filing of a petition in bankruptcy against the Issuer prior to the date which is one year (or if longer, the applicable preference period then in effect) plus one day has elapsed since such the payment in full of the Notes;

(q)          it agrees to treat its Senior Note as debt of the Issuer for U.S. federal, state and local income tax purposes and acknowledges that the Issuer will treat the Senior Notes as debt for U.S. federal income tax purposes; and

(r)          it understands and agrees that the Issuer’s sole source of funds for payment of all amounts due under its Senior Note and the Note Purchase Agreement shall be the Collateral, and, upon application of the proceeds of the Collateral in accordance with the terms and under the circumstances described in the Note Purchase Agreement (including the Priority of Payments), no recourse shall be had against the Issuer for any amounts still outstanding by the Issuer and all obligations of, and any claims against, the Issuer arising from its Senior Note or the Note Purchase Agreement or any transactions contemplated hereby shall be extinguished and shall not thereafter revive.

Exhibit E	3

IN WITNESS WHEREOF, the undersigned has executed this Transfer Certificate on the date set forth below.

Dated:

(Print Name of Entity)

By:
Title:

Transferee’s Registered Name:

Transferee’s Permanent Address:

Address for notices:

Telephone:
Facsimile:
Attention:

Transferee’s Taxpayer Identification Number
or Social Security Number:

Wire transfer information:	Bank:
Address:
Bank ABA#:
Account #:
FAO:
Attention:

Exhibit E	4

ANNEX I

ELIGIBILITY CRITERIA

A Collateral Debt Obligation will be eligible for purchase by the Portfolio Manager on behalf of the Issuer if, at the time it is purchased, it:

(i)          is U.S. Dollar denominated and is a senior secured loan, a second lien loan or a mezzanine loan;

(ii)         is not a Defaulted Collateral Debt Obligation;

(iii)        is not a lease;

(iv)        is not a structured finance obligation or a synthetic security;

(v)         provides for a fixed amount of principal payable on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(vi)        does not constitute “margin stock” (as defined under Regulation U issued by the Board of Governors of the United States Federal Reserve System);

(vii)       has payments that do not and will not subject the Issuer to withholding tax or other similar tax unless (a) the related obligor is required to make “gross-up” payments that ensure that the net amount actually received by the Issuer (after payment of all taxes, whether imposed on such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such taxes been imposed or (b) the withholding tax is imposed under Sections 1471, 1472, 1473 or 1474 of the Code;

(viii)      has an S&P Rating and a Moody’s Rating or is expected to achieve a rating higher than or equal to “B-/B3” and is not on watch for downgrade;

(ix)         is not a debt obligation whose repayment is subject to substantial non-credit related risk;

(x)          is not an obligation pursuant to which any future advances or payments to the borrower or the obligor thereof may be required to be made by the Issuer;

(xi)         does not have an “f,” “r,” “p,” “pi,” “q” or “t” subscript assigned by S&P;

(xii)        will not require the Issuer or the pool of collateral to be registered as an investment company under the Investment Company Act;

(xiii)       is not a debt obligation that pays scheduled interest less frequently than semi-annually;

(xiv)      is not subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action for a price less than its par amount plus all accrued and unpaid interest;

(xv)       is not issued pursuant to an underlying instrument governing the issuance of indebtedness having an aggregate principal amount (whether drawn or undrawn) of less than U.S.$100,000,000 with no more than 25% issued pursuant to an underlying instrument governing the issuance of indebtedness having an aggregate principal amount (whether drawn or undrawn) of less than U.S.$150,000,000;

Annex I	1

(xvi)      does not mature later than 2018 except as otherwise agreed by the Senior Commitment Party; and

(xvii)      is capable of being sold legally and beneficially or assigned to or participated in by the Issuer and any charge to be granted by the Issuer in respect of the Collateral Debt Obligation will be legal, valid and binding and will not conflict with any documentation with respect to the Collateral Debt Obligation.

Annex I	2

ANNEX II

TAX OPERATING GUIDELINES

I.        Introduction.

This schedule sets forth guidelines (the “Operating Guidelines”) that, in addition to the other guidelines and restrictions set forth in the note purchase agreement dated as of February 24, 2012 (the “Note Purchase Agreement”), will be followed in managing the Collateral in a transaction in which Kohlberg Capital Corporation (the “Portfolio Manager”) will act on behalf of and will be the portfolio manager for KCAP Funding, a Cayman Islands issuer (the “Issuer”), under the Note Purchase Agreement. The Issuer and the Portfolio Manager will follow these Operating Guidelines to help ensure that (i) the Issuer will not be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes; and (ii) income earned by the Issuer will be exempt from U.S. withholding and excise taxes; provided, however, that the Portfolio Manager shall be permitted to take actions not permitted by the Operating Guidelines if the Portfolio Manager has received a written opinion of nationally recognized tax counsel in the United States to the effect that such actions, when considered in light of the other activities of the Issuer, will not cause the Issuer to be engaged in a U.S. trade or business for U.S. federal income tax purposes. The Operating Guidelines do not apply to any securities lending transactions, hedging transactions or purchase of synthetic securities, and if the Portfolio Manager proposes to engage in any such activities, the Portfolio Manager must amend the Operating Guidelines accordingly and, in connection with such amendment, must receive a written opinion of nationally recognized tax counsel in the United States to the effect that such activities, when considered in light of the other activities of the Issuer, will not cause the Issuer to be engaged in a U.S. trade or business for U.S. federal income tax purposes. The Operating Guidelines are not a substitute for obtaining tax advice with respect to particular investments or other tax issues that may arise in connection with the Issuer’s activities, and the Issuer will consult with its tax counsel and will receive written advice from such tax counsel as appropriate. Capitalized terms used and not defined herein shall have the respective meanings given to them in the Note Purchase Agreement.

II.       General Guidelines.

A.      General Restrictions on the Activities of the Issuer.

1.          The Issuer will not engage in any activities other than:1

[1]	For purposes of these Operating Guidelines, all references to actions of the Issuer shall include actions taken directly as well as actions taken indirectly through any person acting on its behalf (including the Portfolio Manager or an Affiliate of the Portfolio Manager acting on behalf of the Issuer). The term “Affiliate” or “Affiliated” where used herein with respect to a person shall include (i) any other person who, directly or indirectly, is in control of, controlled by, or under common control with, such person or (ii) any other person who is a director, officer or employee of (a) such person, or (b) any such other person described in clause (i) above. For the purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise. Notwithstanding the foregoing, the Issuer shall not be deemed to be an Affiliate of (A) the Portfolio Manager or any of its Affiliates solely by reason of the Note Purchase Agreement; or (B) the Collateral Administrator or any other special purpose vehicle controlled by it solely by reason of services provided in respect of any transaction contemplated under the Note Purchase Agreement, and the Portfolio Manager and its Affiliates shall not be treated as an Affiliate of any account or fund solely as a result of investment services provided to such account or fund.

Annex II	1

(i)       purchasing and selling Collateral Debt Obligations (and, to the extent permitted under the Note Purchase Agreement, certain short-term cash-equivalent investments of Available Funds) for its own account, in arm’s length transactions, for the sole purpose of realizing a profit from income earned on them and/or any rise in their value during the period between purchase and sale;

(ii)      issuing the Notes;

(iii)     refinancing its obligations under the Notes with proceeds of a Refinancing Transaction; and

(iv)     performing other actions in connection with the foregoing that are merely incidental thereto (including, without limitation, contracting with the Portfolio Manager, the Collateral Administrator, and other service providers and preparing reports).

2.          The Issuer will not act as, hold itself out as, or represent to others that it is:

(i)       a market maker or a dealer;2

(ii)      a person who provides structuring, origination, syndication, lending, or other services for income;3

(iii)     a guarantor, insurer, or reinsurer; or

(iv)     a person that performs any similar function.

3.        The Issuer will not register as, or take any action that, when considered in conjunction with its other activities, would cause it to be supervised as, a bank, finance company, other lending institution, insurance or reinsurance company, or broker/dealer.

[2]	The term “dealer” where used herein shall mean a merchant of securities, commodities, or other assets regularly engaged as a merchant in purchasing such assets and selling them to customers with a view to the gains and profits that may be derived therefrom, or a person that regularly offers to enter into, assume, offset, assign, or otherwise terminate positions in derivatives with customers in the ordinary course of a trade or business, including regularly holding oneself out, in the ordinary course of one’s trade or business, as being willing and able to enter into either side of a derivative transaction.

[3]	To the extent that an activity of the Issuer is addressed by Section III of these Operating Guidelines, the Issuer will not be treated as providing services in violation of clause (ii) as a result of such activity if the Issuer complies with the requirements set forth in Section III.

Annex II	2

4.        The Issuer will in all events comply with the restrictions on its activities set forth in the Note Purchase Agreement, the Issuer’s organizing documents, and any related documents.

B.        Special Restrictions Relating to the Ownership of Certain Assets.

1.        The Issuer will not become the owner of any asset if a principal purpose of acquiring the asset is to facilitate a securities lending agreement with respect to the asset.

2.        The Issuer will not become the owner of any asset:

(i)      that is treated as an equity interest in a partnership, disregarded entity, or other entity whose activities are attributable to an owner for U.S. federal income tax purposes, unless:

(a)          the entity is not treated, at any time, as engaged in a trade or business within the United States for U.S. federal income tax purposes; and

(b)          the assets of the entity consist solely of assets that the Issuer could directly acquire consistent with the Note Purchase Agreement, the Issuer’s organizing documents, and any related documents; or

(ii)     the gain from the disposition of which would be subject to U.S. federal income or withholding tax under section 897 or section 1445, respectively, of the Code.

3.          The Issuer will not become the owner of any asset if the ownership of such asset (together with the Issuer’s other assets) would cause the Issuer to be treated as a taxable mortgage pool within the meaning of section 7701(i) of the Code.4

[4]	A “taxable mortgage pool” is generally defined as any entity (or any pool of assets that is part of an entity) that is not a REMIC and that meets: (i) an asset test; (ii) a maturities test; and (iii) a relationship test. These tests are applied on each date on which the entity in question issues a debt obligation. Each of the tests is described briefly below:

(i)             The asset test is met if 80 percent or more of all of the entity’s or pool’s assets consist of debt obligations and more than 50 percent of those obligations are “real estate mortgages” (or interests therein). The definition of “real estate mortgage” generally includes any debt obligation that is principally secured by real estate or interests in real estate (including other real estate mortgages). For this purpose, a debt obligation is “principally secured” by real estate if the fair market value of the real estate securing the debt obligation is at least 80 percent of the debt obligation’s issue price at the time the obligation is issued.

(ii)            The maturities test is met if the entity or pool is the obligor on two or more classes of debt with differing maturities (including notes with differing rights to partial principal payments).

(iii)           The relationship test is met if the timing and amount of payments on debt issued by the entity or pool bear a relationship to payments on the debt assets it holds (whether or not mortgages).

Annex II	3

III.     Guidelines Relating to the Prohibition on Loan Origination Activities.

This Section III addresses the Issuer’s acquisitions of interests in loans. See Section III.C, below, for additional rules applicable to deferred obligations.

A.        Definition of Loan.

1.       For purposes of these Operating Guidelines, the term “loan” shall, except as provided below, include any instrument that is or will be treated as a debt obligation for U.S. federal income tax purposes (including any deferred obligation,5 whether funded or unfunded). For purposes of these Operating Guidelines, each separate tranche or class of debt obligations that are part of an issue or facility shall be treated as a separate loan.

2.       Notwithstanding the foregoing, a debt obligation shall not be treated as a loan for purposes of these Operating Guidelines if it is (i) issued under a trust indenture or similar agreement under which a trustee is appointed to act on behalf of the holders of such debt obligation; and (ii) treated as a security for purposes of the Securities Act of 1933, as amended, unless the Issuer acquires at original issuance more than 25 percent (by value) of all of the debt obligations of the particular tranche or class offered at that time by that obligor, in which case all of such debt obligations will be treated as loans for purposes of these Operating Guidelines.

B.      Guidelines Applicable to All Loans.

1.       The Issuer will acquire all interests in loans by assignment or participation or, in the case of loans that are securities, by other customary means of secondary market transfer (any of the foregoing, an “assignment”), and will not sign a loan agreement as an original lender.

2.       The Issuer will not acquire an interest in any loan prior to 2 days after the later of (x) the loan’s original closing; and (y) the most recent date on which any of the principal terms of the loan were modified in a material fashion;6 provided, however, that, subject to Section III.C, below, the Issuer may, prior to 2 days after the later of (x) and (y), enter into a commitment with a person that owns or will own such an interest to take an assignment or purchase a participation in such interest on a forward basis,7 so long as:

[5]	The term “deferred obligation” where used herein shall include (i) any revolving loan facility; (ii) any delayed funding loan; and (iii) any other obligation that commits the Issuer to provide funding, conditionally or unconditionally, to the borrower on a future date.

[6]	For purposes of these Operating Guidelines, the “principal terms” of a loan shall include its principal amount, interest rate, term, ranking compared with other liabilities, security, obligor, exchange or conversion rights, required or permitted timing of payments, fees or premiums, guarantees or other credit enhancements, and conditions to advancing additional funds.
[7]	The term “commitment” where used herein shall include any agreement or other commitment to acquire or to participate in any risks or benefits of an interest in a loan.

Annex II	4

(i)      the Issuer enters into the commitment with such person after the person has entered into its own written commitment to acquire the interest;

(ii)     such person is not an obligor under the loan, the Portfolio Manager, any Affiliate of the Portfolio Manager, or any person acting on behalf of the foregoing;

(iii)    the Issuer’s commitment to take an assignment in such interest is conditioned on there being no material adverse change in the condition of any obligor under the loan, unless

(a)     the Issuer enters into such commitment no sooner than two weeks after the person from whom the Issuer will acquire such interest (the “Original Lender”) enters into its own commitment to acquire the interest or to use its best efforts to syndicate the loan; and

(b)     the Issuer’s commitment is documented in an industry standard commitment form for secondary market purchases, and is substantially similar to that given by all other persons who will acquire an interest in the loan from the Original Lender (including as to the lack of a material adverse change condition); and

(iv)    the Issuer does not take an assignment in such interest pursuant to such commitment prior to 2 days after the later of (x) and (y).

3.       Prior to acquiring an interest in a loan, the Issuer will not engage in any communications with any obligor under the loan or any person acting on behalf of such an obligor, except for due diligence communications in which an investor would customarily engage in order to decide whether to acquire such an interest in the secondary market.

4.       Each acquisition of an interest in a loan by the Issuer will be a separate, stand-alone transaction and will not be part of a program or other arrangement pursuant to which the Issuer has a commitment (whether formal or not) to acquire interests in loans on an on-going basis.

5.       The Issuer will not provide services in connection with a loan origination or syndication, and will not directly or indirectly share in any fee or discount paid or given in consideration for loan origination or syndication services. The Issuer will not receive (for any reason) a fee or discount that is calculated or described as a share of any fee or discount received by a loan originator or syndicator. The Issuer may receive a discount to compensate it for entering into a commitment to acquire a loan from a seller, provided that such compensation is negotiated at arm’s length and the seller is acting for its own account.

6.       The Issuer will not acquire an interest in a loan if the Issuer would own more than 50 percent of such loan or more than 25 percent of all loans that are part of an overall credit facility.

Annex II	5

7.       The Issuer will not negotiate the terms of any loan except, subject to Section 3.1(c) of the Note Purchase Agreement, as may be necessary with respect to a loan already owned by the Issuer that is in default or for which a default is imminent,8 provided that such loan was acquired at a time when such default was not reasonably expected or anticipated. Notwithstanding the foregoing, the Issuer may exercise any voting or other rights available to a party, participant, or assignee under the documents applicable to a loan, and may accept or reject amendments or modifications proposed by an obligor under a loan.

8.       The Issuer will not acquire an interest in any loan if the terms of such loan were negotiated by the Portfolio Manager (whether or not on behalf of the Issuer).

9.       The Issuer will also not acquire an interest in any loan if the terms of such loan were negotiated by any Affiliate of the Portfolio Manager, unless:

(i)      the Issuer acquires the interest in an arm’s length, secondary market transaction from a third party seller that is unrelated to the Affiliate, at least 45 days after the later of (x) the loan’s original closing; and (y) the most recent date on which any of the principal terms of the loan were modified in a material fashion, and the Issuer does not enter into a commitment with respect to such interest before such later date;

(ii)     the Issuer acquires the interest from the Affiliate, but the loan was originated before the Issuer issued any notes, shares, or other securities, and the Affiliate did not negotiate the terms of the loan in anticipation of a transfer of all or a portion of such interest to the Issuer; or

(iii)    the Issuer acquires the interest from the Affiliate, and each of the following conditions is satisfied:

(a)     immediately after the Issuer enters into a commitment to acquire such interest, with respect to the portion of the Affiliate’s allocation of such loan that is sold by the Affiliate, the amount acquired or committed to by third party investors that are unrelated to such Affiliate and that are not entities for which the Portfolio Manager or its Affiliates perform investment or collateral management services is at least as much as the amount acquired or committed to by other investors (including the Issuer);

[8]	For purposes of these Operating Guidelines, any person that is an agent, placement agent, structurer, or syndicator with respect to any loan shall be deemed to have engaged in the negotiation of the terms of such loan. In the case of a person other than the foregoing, however, a negotiation of terms shall not include:

(i)               communications with a seller or an agent prior to purchase stating the Issuer’s terms and conditions for purchasing an interest in a loan;

(ii)              comments on assignment provisions solely to permit assignment to a Cayman entity or the pledge of an interest in a loan to an indenture trustee;

(iii)             comments relating to the wiring of funds; or

(iv)             comments that the draft documents are inconsistent with an approved term sheet or that the loan documents contain mistakes.

Annex II	6

(b)     the Issuer acquires the interest on terms and conditions substantially identical to those applicable to the third party investors described in the preceding paragraph; and

(c)     the Issuer does not acquire more than a 10 percent interest in such loan.

10.     No bank or other lending institution that is a holder of a debt or equity interest issued by the Issuer will control or direct the Portfolio Manager’s or Issuer’s decision to invest in a particular asset except as otherwise allowed to a holder of such debt or equity interest, acting in that capacity, under the Note Purchase Agreement. In addition, the decision to invest in a particular asset will not be conditioned upon a particular person or entity holding debt or equity interests issued by the Issuer.

11.     The Issuer will not acquire an interest in any loan with the intent or purpose of, or as part of a program of, entering into any transaction with a bank or other lending institution the effect of which is to substantially shift the economic benefits and burdens of ownership of an interest in the loan to such bank or other lending institution (e.g., a total rate of return swap), other than (x) issuing its Notes to banks or other lending institutions; and (y) selling loans (or participations in loans) to banks or other lending institutions in arm’s length transactions that comply with the terms of the Note Purchase Agreement and these Operating Guidelines.

C.      Additional Guidelines Applicable to Deferred Obligations.9

1.       The Issuer will not acquire an interest in a deferred obligation unless:

(i)      the deferred obligation is a part of an overall credit facility consisting of such deferred obligation and one or more related loans that are not deferred obligations, and the Issuer concurrently acquires (and intends to own) an interest in such related loans in an amount at least equal to the Issuer’s aggregate drawn and undrawn amounts under the deferred obligation; or

(ii)     the Issuer does not acquire such interest, or enter into any commitment with respect to such interest, prior to 2 days after the later of (x) the deferred obligation’s original closing; and (y) the most recent date on which any of the principal terms of the deferred obligation were modified in a material fashion.

2.       The Issuer will acquire an interest in a deferred obligation only if any conditions to the Issuer’s obligation to advance funds to the borrower are based on objective factors and are not subject to the exercise of discretion by the Issuer.10

[9]	For purposes of measuring the Issuer’s interest in a deferred obligation, both drawn and undrawn amounts shall be counted.
[10]	For this purpose, a condition to the advance of funds that is based upon a determination that there has been no event that has had or could have a “material adverse effect” with respect to the borrower and any related entities or any similar provision shall be treated as an objective factor and not subject to the exercise of discretion by the Issuer.

Annex II	7

3.       The Issuer’s aggregate interests in deferred obligations will at no time exceed 15 percent of the Issuer’s aggregate amount of Collateral Debt Obligations (counting undrawn amounts for this purpose).

Annex II	8

ANNEX III

MOODY’S RATING SCHEDULE

“Assigned Moody’s Rating”: The monitored publicly available rating or the monitored estimated rating expressly assigned to a debt obligation (or facility) by Moody’s that addresses the full amount of the principal and interest promised; provided that so long as the Issuer applies for an estimated rating in a timely manner and provides the information required to obtain such estimate, pending receipt, such debt obligation (or facility) will have a Moody’s Rating of “B3” for purposes of this definition if the Portfolio Manager certifies to the Collateral Administrator that the Portfolio Manager believes that such monitored estimated rating will be at least “B3.”

“Corporate Family Rating”: Moody’s corporate family rating, the successor equivalent rating thereto (or the monitored estimated rating expressly assigned to an obligor by Moody’s) or, if a corporate family rating has not yet been assigned, the senior implied rating; provided that pending receipt from Moody’s of any such estimate, the Corporate Family Rating will be “B3” so long as the Portfolio Manager has certified to the Collateral Administrator in writing that application for such estimate is pending and such estimate is expected to be at least “B3.”

“Moody’s Default Probability Rating”: With respect to any Collateral Debt Obligation, as of any date of determination, the rating determined in accordance with the following, in the following order of priority:

(a)          any Collateral Debt Obligation (other than a Moody’s Non Senior Secured Loan or a DIP loan):

(i)          if the Collateral Debt Obligation’s Obligor has a Corporate Family Rating from Moody’s, such Corporate Family Rating; and

(ii)         if the preceding clause does not apply, the Moody’s Obligation Rating of such Collateral Debt Obligation;

(b)          with respect to a Moody’s Non Senior Secured Loan:

(i)          if the Obligor has a senior unsecured obligation with an Assigned Moody’s Rating, such rating; and

(ii)         if the preceding clause does not apply, the Moody’s Equivalent Senior Unsecured Rating of the Collateral Debt Obligation, as applicable; and

(c)          with respect to a DIP loan, the rating that is one rating subcategory below the Moody’s Obligation Rating thereof.

Notwithstanding the foregoing, if the Moody’s rating or ratings used to determine the Moody’s Default Probability Rating are on watch for downgrade or upgrade by Moody’s, such rating or ratings will be adjusted down one subcategory (if on watch for downgrade) or up one subcategory (if on watch for upgrade).

“Moody’s Equivalent Senior Unsecured Rating”: With respect to any Collateral Debt Obligation and the Obligor thereof as of any date of determination, is the rating determined in accordance with the following, in the following order of priority:

Annex III	1

(a)          if the Obligor has a senior unsecured obligation with an Assigned Moody’s Rating, such Assigned Moody’s Rating;

(b)          if the preceding clause does not apply, the Moody’s “Issuer Rating” for the Obligor;

(c)          if the preceding clauses do not apply, but the Obligor has a subordinated obligation with an Assigned Moody’s Rating, then

(i)          if such Assigned Moody’s Rating is at least “B3” (and, if rated “B3,” not on watch for downgrade), the Moody’s Equivalent Senior Unsecured Rating shall be the rating which is one rating subcategory higher than such Assigned Moody’s Rating, or

(ii)         if such Assigned Moody’s Rating is less than “B3” (or rated “B3” and on watch for downgrade), the Moody’s Equivalent Senior Unsecured Rating shall be such Assigned Moody’s Rating;

(d)          if the preceding clauses do not apply, but the Obligor has a senior secured obligation with an Assigned Moody’s Rating, then:

(i)          if such Assigned Moody’s Rating is at least “Caa3” (and, if rated “Caa3,” not on watch for downgrade), the Moody’s Equivalent Senior Unsecured Rating shall be the rating which is one subcategory below such Assigned Moody’s Rating, or

(ii)         if such Assigned Moody’s Rating is less than “Caa3” (or rated “Caa3” and on watch for downgrade), then the Moody’s Equivalent Senior Unsecured Rating shall be “Ca”;

(e)          if the preceding clauses do not apply, but such Obligor has a Corporate Family Rating from Moody’s, the Moody’s Equivalent Senior Unsecured Rating shall be one rating subcategory below such Corporate Family Rating;

(f)          if the preceding clauses do not apply, but the Obligor has a senior unsecured obligation (other than a loan) with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), then the Moody’s Equivalent Senior Unsecured Rating shall be:

(i)          one rating subcategory below the Moody’s equivalent of such S&P rating if it is “BBB–” or higher, or

(ii)         two rating subcategories below the Moody’s equivalent of such S&P rating if it is “BB+” or lower;

(g)          if the preceding clauses do not apply, but the Obligor has a subordinated obligation (other than a loan) with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), the Assigned Moody’s Rating shall be deemed to be:

(i)          one rating subcategory below the Moody’s equivalent of such S&P rating if it is “BBB–” or higher; or

(ii)         two rating subcategories below the Moody’s equivalent of such S&P rating if it is “BB+” or lower,

Annex III	2

and the Moody’s Equivalent Senior Unsecured Rating shall be determined pursuant to clause (c) above;

(h)          if the preceding clauses do not apply, but the Obligor has a senior secured obligation with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), the Assigned Moody’s Rating shall be deemed to be:

(i)          one rating subcategory below the Moody’s equivalent of such S&P rating if it is “BBB–” or higher; or

(ii)         two rating subcategories below the Moody’s equivalent of such S&P rating if it is “BB+” or lower,

and the Moody’s Equivalent Senior Unsecured Rating shall be determined pursuant to clause (d) above;

(i)          if the preceding clauses do not apply and each of the following clauses (i) through (viii) do apply, the Moody’s Equivalent Senior Unsecured Rating will be “Caa1”:

(i)          neither the Obligor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings,

(ii)         no debt securities or obligations of the Obligor are in default,

(iii)        neither the Obligor nor any of its Affiliates has defaulted on any debt during the preceding two years,

(iv)        the Obligor has been in existence for the preceding five years,

(v)         the Obligor is current on any cumulative dividends,

(vi)        the fixed-charge ratio for the Obligor exceeds 125% for each of the preceding two fiscal years and for the most recent quarter,

(vii)       the Obligor had a net profit before tax in the past fiscal year and the most recent quarter, and

(viii)      the annual financial statements of such Obligor are unqualified and certified by a firm of Independent accountants, and quarterly statements are unaudited but signed by a corporate officer;

(j)          if the preceding clauses do not apply but each of the following clause (i) and (ii) do apply, the Moody’s Equivalent Senior Unsecured Rating will be “Caa3”:

(i)          neither the Obligor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings; and

(ii)         no debt security or obligation of such Obligor has been in default during the past two years; and

(k)          if the preceding clauses do not apply and a debt security or obligation of the Obligor has been in default during the past two years, the Moody’s Equivalent Senior Unsecured Rating will be “Ca.”

Annex III	3

Notwithstanding the foregoing, no more than 10% of the Collateral Debt Obligations, by aggregate principal balance, may be given a Moody’s Equivalent Senior Unsecured Rating based on a rating given by S&P as provided in clauses (f), (g) and (h) above.

“Moody’s Non Senior Secured Loan”: Any Loan (other than (a) a Senior Secured Loan or (b) a Senior Secured Note or a Second Lien Loan that has an obligation rating from Moody’s that is equal to or greater than its Obligor’s Corporate Family Rating).

“Moody’s Obligation Rating”: With respect to any Collateral Debt Obligation as of any date of determination, is the rating determined in accordance with the following, in the following order of priority:

(a)          any Collateral Debt Obligation (other than a Moody’s Non Senior Secured Loan or a DIP loan):

(i)          if it has an Assigned Moody’s Rating, such Assigned Moody’s Rating;

(ii)         if the preceding clause does not apply, its Corporate Family Rating; or

(iii)        if the preceding clause does not apply, the rating that is one rating subcategory above the Moody’s Equivalent Senior Unsecured Rating; and

(b)          with respect to a Moody’s Non Senior Secured Loan:

(i)          if it has an Assigned Moody’s Rating, such Assigned Moody’s Rating; or

(ii)         if the preceding clause does not apply, the Moody’s Equivalent Senior Unsecured Rating; and

(c)          with respect to a DIP loan:

(i)          if it has an Assigned Moody’s Rating, such Assigned Moody’s Rating; or

(ii)         if the preceding clause does not apply, the Moody’s Equivalent Senior Unsecured Rating.

Notwithstanding the foregoing, if the Moody’s rating or ratings used to determine the Moody’s Obligation Rating are on watch for downgrade or upgrade by Moody’s, such rating or ratings will be adjusted down one subcategory (if on watch for downgrade) or up one subcategory (if on watch for upgrade).

“Moody’s Rating”: The Moody’s Default Probability Rating; provided, that, with respect to the Pledged Collateral Debt Obligations generally, if at any time Moody’s or any successor to it ceases to provide rating services, references to rating categories of Moody’s shall be deemed instead to be references to the equivalent categories of any other nationally recognized investment rating agency designated in writing by the Portfolio Manager on behalf of the Issuer (with a copy to the Collateral Administrator), as of the most recent date on which such other rating agency and Moody’s published ratings for the type of security in respect of which such alternative rating agency is used. To the extent that the Issuer relies upon a credit estimate for purposes of the Moody’s Rating of any Collateral Debt Obligation, the Portfolio Manager (on behalf of the Issuer) will apply for renewal of such credit estimate on an annual basis.

Annex III	4

“Moody’s Rating Factor”: With respect to any Collateral Debt Obligation, the number set forth in the table below opposite the Moody’s Rating of such Collateral Debt Obligation.

Moody’s Rating	Moody’s Rating Factor	Moody’s Rating	Moody’s Rating Factor
Aaa*	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca, C or lower	10,000

*  or any obligation issued or guaranteed as to the payment of principal and interest by the United States of America or any agency or instrumentality thereof the obligations of which are expressly backed by the full faith and credit of the United States of America.

“Obligor”: The obligor under a Collateral Debt Obligation.

Annex III	5

ANNEX IV

S&P RATING SCHEDULE

“S&P Rating”: With respect to any Collateral Debt Obligation, the rating determined as follows: provided, however, (a) if such Collateral Debt Obligation is (x) on watch for upgrade by S&P it shall be treated as upgraded by one rating subcategory or (y) on watch for downgrade by S&P it shall be treated as downgraded by one rating subcategory, unless S&P has notified the Portfolio Manager in writing that such treatment is no longer required, (b) if it is a DIP loan with a rating by S&P as published by S&P, its S&P Rating shall be such rating, (c) if it is a structured finance obligation, its S&P Rating shall be determined based on clause (v) and (d) if it is a current pay obligation, its S&P Rating shall be determined based on clause (vi):

(i)          if there is an issuer credit rating by S&P as published by S&P (or rating on a guarantor that unconditionally and irrevocably guarantees such Collateral Debt Obligation), then the S&P Rating of such Collateral Debt Obligation shall be such rating;

(ii)         if there is not an issuer credit rating by S&P but there is a rating by S&P on a senior unsecured obligation of the obligor, then the S&P Rating of such Collateral Debt Obligation shall be such rating;

(iii)        if such Collateral Debt Obligation is a senior secured or senior unsecured obligation of the obligor:

(A)         if there is not an issuer credit rating or a rating on a senior unsecured obligation of the obligor by S&P, but there is a rating by S&P on a senior secured obligation of the obligor, then the S&P Rating of such Collateral Debt Obligation shall be one subcategory below such rating; and

(B)         if there is not an issuer credit rating or a rating on a senior unsecured or senior secured obligation of the obligor by S&P, but there is a rating by S&P on a subordinated obligation of the obligor, then the S&P Rating of such Collateral Debt Obligation shall be one subcategory above such rating if such rating is higher than “BB+” and will be two subcategories above such rating if such rating is “BB+” or lower;

(iv)        if clauses (i) through (iii) do not apply, then the S&P Rating of such Collateral Debt Obligation may be determined using any one of the methods below:

(A)         if an obligation of the obligor has a published rating from Moody’s then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s Rating, except that the S&P Rating of such Collateral Debt Obligation shall be (1) one subcategory below the S&P equivalent of the rating assigned by Moody’s if such Collateral Debt Obligation is rated “Baa3” or higher by Moody’s and (2) two subcategories below the S&P equivalent of the rating assigned by Moody’s if such Collateral Debt Obligation is rated “Ba1” or lower by Moody’s; provided that no more than 15% of the Collateral Debt Obligations, by aggregate principal balance, may be given an S&P Rating based on a rating given by Moody’s as provided in this subclause (A); or

Annex IV	1

(B)         if no other security or obligation of the obligor is rated by S&P or Moody’s, then the Issuer or the Portfolio Manager on behalf of the Issuer, shall apply to S&P for a rating estimate, which shall be its S&P Rating; provided that, pending receipt, its S&P Rating will be determined as set forth in clause (vii) below;

(v)         if it is a structured finance obligation,

(A)         if such obligation has a published rating from S&P, then its S&P Rating shall be such rating;

(B)         if such obligation does not have a published rating from S&P but has a published rating from Moody’s, then the S&P Rating shall be determined in accordance with the methodologies for establishing the Moody’s Rating, except that the S&P Rating of such structured finance obligation shall be (1) two subcategories below the S&P equivalent of the rating assigned by Moody’s if such structured finance obligation is rated “Baa3” or higher by Moody’s and (2) three subcategories below the S&P equivalent of the rating assigned by Moody’s if such structured finance obligation is rated “Ba1” or lower by Moody’s; provided that no more than 15% of the Collateral Debt Obligations, by aggregate principal balance, may be given an S&P Rating based on a rating given by Moody’s as provided in this subclause (B); or

(C)         if neither clause (A) nor (B) applies, then the Issuer or the Portfolio Manager on behalf of the Issuer, shall apply to S&P for a rating estimate, which shall be its S&P Rating; provided that, pending receipt, its S&P Rating will be determined as set forth in clause (vii) below;

(vi)        if it is a current pay obligation, then its S&P Rating will be determined as follows.

(A)         if the Issuer owns only one issue of debt obligation of an issuer with a distressed exchange offer pending, then (1) with respect to a current pay obligation ranking higher in priority (before and after the exchange) than the obligation subject to the distressed exchange offer, the higher of (x) the rating derived by adjusting such current pay obligation’s issue rating up or down by the number of notches specified in Table 1 below for its related asset specific recovery rating and (y) “CCC-,” and (ii) with respect to any other such current pay obligation, “CCC-”, and

(B)         if the Issuer owns more than one issue of obligations of an issuer with a distressed exchange offer pending, then with respect to each such current pay obligation, the rating corresponding to the weighted average rating “points” in Table 2 below calculated by dividing (1) the sum of the products of (x) the outstanding par amount of each current pay obligation multiplied by (y) the rating “points” in Table 2 below corresponding to the rating of such current pay obligation as determined pursuant to clause (A) above by (2) the aggregate outstanding par amount of all such current pay obligations issued by the issuer with the distressed exchange offer pending.

Annex IV	2

(vii)       if the Issuer has applied for a credit estimate at the time of the acquisition of a Collateral Debt Obligation, pending receipt from S&P of such estimate, the S&P Rating of such Collateral Debt Obligation shall be the credit estimate that the Portfolio Manager believes will be provided by S&P, in each case for no more than 90 days (unless S&P grants an extension) after which the S&P Rating will be “CCC-”; provided, that to the extent that the Issuer relies upon a credit estimate, it must be renewed annually, and pending receipt of such renewal, the S&P Rating shall be that of the expiring credit estimate for no more than 90 days after the 12 month anniversary (unless S&P grants an extension) after which the S&P Rating will be “CCC-.”

Table 1

Asset Specific Recovery Rating	Notches to Derive Rating from Issue Rating
1+	-3
1	-2
2	-1
3	0
4	0
5	+1
6	+2
None	Not available for notching

Table 2

Rating	Rating “Points”
AAA	1
AA+	2
AA	3
AA-	4
A+	5
A	6
A-	7
BBB+	8
BBB	9
BBB-	10
BB+	11
BB	12
BB-	13
B+	14
B	15
B-	16
CCC+	17

With respect to the Collateral Debt Obligations generally, if at any time S&P (or its successor) ceases to provide rating services, references to rating categories of S&P shall be deemed instead to be references to the equivalent categories of any other nationally recognized investment rating agency designated in writing by the Portfolio Manager on behalf of the Issuer (with written notice to the Collateral Administrator), as of the most recent date on which such other rating agency and S&P published ratings for the type of security in respect of which such alternative rating agency is used. The Collateral Administrator, the Issuer and the Portfolio Manager shall not disclose any such estimated rating received from S&P.

Annex IV	3

ANNEX V

S&P’S CDO MONITOR ASSET CLASSIFICATIONS

1	Aerospace & defense
2	Air transport
3	Automotive
4	Beverage & tobacco
5	Radio & television
6	[reserved]
7	Building & development
8	Business equipment & services
9	Cable & satellite television
10	Chemicals & plastics
11	Clothing/textiles
12	Conglomerates
13	Containers & glass products
14	Cosmetics/toiletries
15	Drugs
16	Ecological services & equipment
17	Electronics/electrical
18	Equipment leasing
19	Farming/agriculture
20	Financial intermediaries
21	Food/drug retailers
22	Food products
23	Food service
24	Forest products
25	Health care
26	Home furnishings
27	Lodging & casinos
28	Industrial equipment
29	[reserved]
30	Leisure goods/activities/movies
31	Nonferrous metals/minerals
32	Oil & gas
33	Publishing
34	Rail industries
35	Retailers (except food & drug)
36	Steel
37	Surface transport
38	Telecommunications
39	Utilities
40	Mortgage REITs
41	Equity REITs and REOCs
42	[reserved]
43	Life insurance
44	Health insurance
45	Property & casualty insurance
46	Diversified insurance

Annex V	1

ANNEX VI

INITIAL PORTFOLIO

TO BE PROVIDED

Annex VI	1